                                                                    EXHIBIT 10.2






                        AMENDED AND RESTATED CATHAY BANK

                          EMPLOYEE STOCK OWNERSHIP PLAN






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                                TABLE OF CONTENTS


                                                                                       Page
                                                                                       ----
ARTICLE I   NAME, DEFINITIONS & FUNDING POLICY............................................1

        Section 1.1:  Full Name...........................................................1
        Section 1.2:  Definitions.........................................................1
        Section 1.3:  Other Definitions..................................................11
        Section 1.4:  Funding Policy.....................................................12

ARTICLE II   PARTICIPATION...............................................................12

        Section 2.1:  Eligibility Requirements...........................................12
        Section 2.2:  Application For Participation And Beneficiary Designation..........13
        Section 2.3:  Participation......................................................13
        Section 2.4:  Break In Service Rules For Eligibility Purposes....................13

ARTICLE III   CONTRIBUTIONS..............................................................14

        Section 3.1:  Company Contributions..............................................14
        Section 3.2:  Payment Of Contributions To The Trustee............................14
        Section 3.3:  Participant Contributions..........................................15
        Section 3.4:  No Requirement For Profits.........................................15

ARTICLE IV   ALLOCATIONS TO PARTICIPANTS' ACCOUNTS.......................................15

        Section 4.1:  Stock Account......................................................15
        Section 4.2:  Cash Account.......................................................15
        Section 4.3:  Unallocated Stock Account..........................................15
        Section 4.4:  Allocation Of Gains And Losses.....................................15
        Section 4.5:  Allocation Of Contributions........................................16
        Section 4.6:  Allocation Of Cash Dividends On Stock..............................16
        Section 4.7:  Allocation Of Stock Dividends......................................17
        Section 4.8:  Release And Allocation Of Leveraged Stock..........................17
        Section 4.9:  Notice Of Allocations..............................................18
        Section 4.10:  Miscellaneous Allocation Rules....................................19
        Section 4.11:  Valuation Of Stock................................................19
        Section 4.12:  Accounts In General...............................................20
        Section 4.13:  Limitation On Annual Additions....................................20

ARTICLE V   VESTING......................................................................23

        Section 5.1:  Vesting In Accounts................................................23



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
ARTICLE VI   DISTRIBUTION OF BENEFITS....................................................24

        Section 6.1:  Distribution Of Benefits...........................................24
        Section 6.2:  Methods Of Distribution............................................24
        Section 6.3:  Timing Of Distributions............................................26
        Section 6.4:  Postponed Retirement...............................................28
        Section 6.5:  Distributions Due Missing Persons..................................28
        Section 6.6:  Transfers To Another Qualified Plan................................29

ARTICLE VII   SALE OF STOCK..............................................................29

        Section 7.1:  Option To Sell Shares Of Stock.....................................29
        Section 7.2:  Right Of First Refusal.............................................31

ARTICLE VIII   TOP-HEAVY PLAN LIMITATIONS................................................31

        Section 8.1:  Application Of Top-Heavy Rules.....................................31
        Section 8.2:  Definitions........................................................31
        Section 8.3:  60% Test - Special Rules...........................................35
        Section 8.4:  Minimum Vesting Requirement........................................36
        Section 8.5:  Minimum Contribution Requirement...................................36

ARTICLE IX   INVESTMENTS.................................................................37

        Section 9.1:  Investment Of Company Contributions................................37
        Section 9.2:  Leveraged Stock Authorized.........................................37
        Section 9.3:  Certain Nonterminable Provisions...................................40
        Section 9.4:  Diversification Of Stock...........................................40
        Section 9.5:  Voting Of Stock....................................................41

ARTICLE X   THE COMMITTEE................................................................42

        Section 10.1:  Members ..........................................................42
        Section 10.2:  Committee Action..................................................43
        Section 10.3:  Rights And Duties.................................................43
        Section 10.4:  Information.......................................................45
        Section 10.5:  Compensation, Indemnity And Liability.............................45
        Section 10.6:  Administrative Expenses Of The Plan...............................45

ARTICLE XI   AMENDMENT AND TERMINATION...................................................46

        Section 11.1:  Amendments........................................................46
        Section 11.2:  Discontinuance Of Plan............................................47
        Section 11.3:  Failure To Contribute.............................................48



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
ARTICLE XII  CLAIMS PROCEDURE............................................................48

        Section 12.1:  Presentation Of Claim.............................................48
        Section 12.2:  Notification Of Decision..........................................48
        Section 12.3:  Review Of A Denied Claim..........................................48
        Section 12.4:  Decision On Review................................................49

ARTICLE XIII   MISCELLANEOUS.............................................................49

        Section 13.1:  Contributions Not Recoverable.....................................49
        Section 13.2:  Limitation On Participants' Rights................................50
        Section 13.3:  Receipt Or Release................................................50
        Section 13.4:  Nonassignability..................................................50
        Section 13.5:  Governing Law.....................................................51
        Section 13.6:  Headings..........................................................51
        Section 13.7:  Counterparts......................................................51
        Section 13.8:  Successors And Assigns............................................51
        Section 13.9:  Gender And Number.................................................51
        Section 13.10:  Merger, Consolidation Or Transfer Of Plan Assets.................51
        Section 13.11:  Joinder Of Parties...............................................52
        Section 13.12:  The Trust........................................................52
        Section 13.13:  Participation By Affiliated Companies............................52



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                        AMENDED AND RESTATED CATHAY BANK

                          EMPLOYEE STOCK OWNERSHIP PLAN

                         (PRO FORMA - INCORPORATING THE
                          FIRST AND SECOND AMENDMENTS
                                  TO THE PLAN)


               CATHAY BANCORP, INC. has adopted the following complete amendment and restatement of its employee stock ownership plan that evidences the plan portion of an employee stock ownership plan and trust for the benefit of the qualified employees of the Company. The terms of the Plan are as follows:


                                    ARTICLE I
                       NAME, DEFINITIONS & FUNDING POLICY


               Section 1.1:  Full Name.  This plan shall be known as the:

                                   CATHAY BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

It is hereby designated as constituting a defined contribution plan intended to qualify as a stock bonus plan under Code Section 401 and to constitute an employee stock ownership plan as described in ERISA Section 407(d)(6)(A) and Code Section 4975(e)(7). The Plan is designed to invest primarily in qualifying employer securities as defined in Code Section 409(l). The Trust established in connection with the Plan shall be known as the:

                                   CATHAY BANK
                         EMPLOYEE STOCK OWNERSHIP TRUST


               Section 1.2: Definitions. As used in this document and in the Trust, the following words and phrases shall have the following meanings, unless a different meaning is specified or clearly indicated by the context:


               "Accounts" shall mean, collectively, the Stock Account and the Cash Account that may be established under the Plan for a Participant. If both of such Accounts are not established for a Participant, then, as to such a Participant, "Accounts" shall mean the one of such Accounts that is established for such Participant.


               "Adjustment Factor" shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) for years



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



beginning after December 31, 1987, as applied to such items and in such manner as the Secretary of the Treasury shall provide.

               "Affiliated Company" shall mean:

                      (a) a member of a controlled group of corporations of which the Company is a member;

                      (b) an unincorporated trade or business that is under common control with the Company, as determined in accordance with Code
        Section 414(c) and the applicable Regulations;

                      (c) a member of an affiliated service group of which the Company is a member, as determined in accordance with Code Section 414(m) and the applicable Regulations; or

                      (d) any other entity required to be aggregated with the Company pursuant to the Regulations under Code Section 414(o).

For these purposes, a "controlled group of corporations" shall mean a controlled group of corporations as defined in Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C).


               "Anniversary Date" shall mean the last day of each Plan Year.


               "Article" shall mean an Article of the Plan.


               "Beneficiary" shall mean the person or persons, as the context requires, last designated by a Participant to receive any benefit specified in the Plan that is payable upon such Participant's death. If there is no designated Beneficiary or surviving Beneficiary, the Beneficiary shall be the Participant's surviving spouse; or, if none, the Participant's surviving descendants (including adopted persons), who shall take on the principle of representation; or, if none, the Participant's estate; or, if there is no legal representative appointed to represent the Participant's estate and if the Participant's vested interest does not exceed $2,000, a person (or the persons) selected by the Committee who is related to the Participant by blood, adoption or marriage.


               "Board of Directors" shall mean the Board of Directors of the Company.



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               "Break in Service" shall mean a computation period in which an
Employee has failed to complete more than 500 Hours of Service (unless due to an authorized, unpaid leave of absence granted by the Company in a nondiscriminatory manner). The computation period shall be, for eligibility and vesting purposes, the same computation period used in determining an Employee's Years of Service. Solely for purposes of determining whether a Break in Service has occurred in any computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence (or, in any case in which such Hours of Service cannot be determined, 8 Hours of Service per work day of such absence). An absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this provision shall in no event exceed 501 hours, and they shall be credited (1) in the computation period in which the absence begins if such crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.


               "Cash Account" shall mean the Account maintained by the Committee for each Participant that is to be credited with such Participant's share of the Trust's assets (other than Stock) that are allocated to Participants.


               "Code" shall mean the Internal Revenue Code of 1986, as amended, and its successors.


               "Committee" shall mean the Committee appointed pursuant to
Article X.


               "Company" shall mean CATHAY BANCORP, INC.


               "Compensation" shall mean a Participant's Earnings during the Plan Year, plus any amount that is contributed by the Company pursuant to a salary reduction agreement and that is not includable in such Participant's gross income under Code Sections 125, 402(e)(3), 402(h) or 403(b). Despite any other provisions of the Plan, the maximum amount of Compensation of any Participant for any Plan Year that shall be considered for all purposes of the Plan shall be $200,000, as such amount may be adjusted by the Adjustment Factor. In addition to other applicable limitations set forth in the Plan, and despite any other provision of the Plan, for Plan Years beginning on or after January 1, 1994, the Compensation of each Participant shall not exceed the Compensation Limitation (defined below). The Compensation

Limitation is $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined beginning in such calendar year. If such a determination period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in such determination period, and the denominator of which is
12. For Plan Years beginning on or after January 1, 1994, any reference in the Plan to the limitation under Code Section 401(a)(17) shall mean the Compensation Limitation. If Compensation for any prior determination period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for such prior determination period is subject to the Compensation Limitation in effect for such prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning or after January 1, 1994, the Compensation Limitation is $150,000. In applying the $200,000 or $150,000 limit, as the case may be, the family of a "highly compensated employee" (as defined in Code Section 414(q)) who is either (i) a 5% owner of the Company or any Affiliated Company, or (ii) one of the 10 Employees who received the most Compensation during the Plan Year, shall be treated as a single Participant. For purposes of the foregoing, a Participant's "family" shall include the Participant's spouse and lineal descendants who have not attained age 19 by the close of the Plan Year. If the $200,000 or $150,000 limit, as the case may be, is exceeded as a result of these family aggregation rules, then such limit shall be allocated among such family members in proportion to each family member's Compensation.


               "Current Obligation" shall mean any obligation of the Trust arising from the extension of credit to the Trust in connection with the purchase by the Trust of Stock and that is either (a) payable in cash within one year from the date of reference pursuant to the terms of the applicable credit agreement, or (b) designated by the Committee as subject to current payment with Trust assets available therefore pursuant to the terms of the Plan.


               "Defined Benefit Plan" and "Defined Contribution Plan" shall have the same meanings as given these terms under ERISA.


               "Earnings" shall mean a Participant's annual "compensation", as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the Plan Year. A Participant's Earnings shall include such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or any Affiliated Company to the extent that the amounts are includable in gross income under the Code (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances). "Earnings" shall not include:

                      (a) Any contribution made by the Company to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, the Company's contributions, if any, made on behalf of a Participant to a simplified employee pension plan described in Code Section 408(k) are not considered Earnings for the taxable year in which contributed to the extent such contributions are deductible by the Participant under Code Section 219(b)(7). Additionally, any distributions from a plan of deferred compensation are not considered Earnings, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amount received by a Participant pursuant to an unfunded non-qualified plan may be considered Earnings in the year such amounts are includable in the gross income of the Participant.

                      (b) Any amount realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

                      (c) Any amount realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

                      (d) Any other amount that receives special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Participant).

                      (e) Despite the foregoing, "Earnings" with respect to a Participant who is a non-resident alien (within the meaning of Section 7701(b) of the Code) shall mean wages within the meaning of Section 3401(a) of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.


               "Effective Date" shall mean, except as otherwise expressly provided, January 1, 1987.

               "Eligibility Computation Period" for each Employee shall mean a 12 consecutive month period beginning on such Employee's Employment Commencement Date.


               "Employee" shall mean every common law employee of the Company and any Affiliated Company that has adopted the Plan with the permission of the Board of Directors who is classified in the payroll records of the Company or any such Affiliated Company as a salaried employee. The term "Employee" shall not include any leased employee of the Company (within the meaning of Code
Section 414(n)(2)).

               "Employer" shall mean, with respect to an Employee, the Company, any Predecessor Employer, and any Affiliated Company.


               "Employment Commencement Date" for each Employee shall mean the date such Employee is first credited with an Hour of Service.


               "Entry Date" shall mean the first day of the first month or the first day of the seventh month (whichever applies) of each Plan Year.


               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and its successors.


               "Fiduciary" shall mean a person who:

                      (a) exercises any discretionary authority, discretionary control, or discretionary responsibility respecting the management or administration of the Plan;

                      (b) exercises any authority or control respecting management or disposition of the Plan's assets; or

                      (c) renders investment advice for a fee or other compensation, direct or indirect, with respect to any asset of the Plan, or has any authority or responsibility to do so.


               "Financial Institution" shall mean a bank, trust company, or other financial institution that is regulated by the United States or any State.



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



               "Freely Tradable Stock" shall mean Stock that, at the time of reference, is readily tradable on an established market.


               "Hour of Service" shall mean:

                      (a) Each hour for which an Employee was paid by, or entitled to payment from, an Employer. Hours under this Subsection (a) shall be credited to an Employee for the computation period or periods in which the services were performed. Generally, Hours of Service shall be determined from the Employer's employment records. Despite the foregoing, if an Employee's Compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission or piece-work employees) and if his or her hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act), such Employee's Hours of Service need not be determined from employment records. Instead, such Employee may be credited with 190 Hours of Service for each month in which he or she would be credited with at least one Hour of Service pursuant to this Subsection (a);

                      (b) Each hour for which an Employee was paid by, or entitled to payment from, an Employer on account of a period during which no services were performed (irrespective of whether the employment relationship had terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this Subsection (b) for any single continuous period (whether or not such period occurs in a single computation period);

                      (c) Each hour for which back pay (irrespective of mitigation of damages) is either awarded against, or agreed to by, an Employer. The same Hours of Service shall not be credited under either Subsection (a) or (b), whichever is applicable, and under this Subsection (c). Hours of Service under this Subsection (c) shall be credited for the computation period(s) to which the award or agreement pertains, rather than the computation period in which the award, agreement or payment is made; and

                      (d) Hours under Subsections (a) through (c) above shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated here by reference.


               "Individual Medical Benefit Account" shall have the same meaning as is given that term under Code Section 415(l)(2).

               "Investment Manager" shall mean a person or entity who (that) is
(a) registered as an investment advisor under the Investment Adviser's Act of 1940, (b) defined as a bank under that Act, or (c) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of trust assets, and who has acknowledged in writing that he (she or it) is a Fiduciary with respect to the Plan.

               "Leveraged Stock" shall mean any Stock that is acquired by the Trustee on an installment contract from, or with the proceeds of a loan made or guaranteed by, the Company or other disqualified person within the meaning of Code Section 4975(e)(2).


               "Named Fiduciary" shall have the same meaning as under Section 402(a) of ERISA and shall be determined as provided in Section 10.3.


               "Net Profits" shall mean, with respect to any Plan Year, the Company's net income or profit for such Plan Year, as determined on the basis of the Company's books of account in accordance with generally accepted accounting principles, before reduction for income taxes or contributions made by the Company to the Plan.


               "Non-allocation Period" shall mean, with respect to a transaction for which an election under Code Section 1042(a) is made, the period beginning on the date of the sale of the Stock and ending on the later of (1) the date that is 10 years after the date of the purchase of the Company Stock, or (2) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.


               "Normal Retirement Age" shall mean a Participant's sixty-fifth
(65th) birthday.


               "Normal Retirement Date" shall mean the first day of the month that coincides with or immediately follows a Participant's Normal Retirement Age.


               "Participant" shall mean any Employee who becomes eligible for participation in accordance with the provisions of the Plan, and, unless the context indicates otherwise, includes former Participants.


               "Plan" shall mean this document and the plan created by this document (including, unless the context indicates to the contrary, the Trust established in connection with the Plan), as it may be amended from time to time.

               "Plan Year" shall mean the 12 month period that ends on December
31. The Plan Year shall be the "limitation year" for the Plan as defined in the Code.


               "Predecessor Employer" shall mean any predecessor employer of an Employee that maintained the Plan.


               "Prohibited Allocation Group" shall mean all persons who, with respect to a transaction for which an election under Code Section 1042(a) is made, are within any one or more of the following categories:

                      (1) During the Non-allocation Period, the seller of the Stock.

                      (2) During the Non-allocation Period, any person who is related to such seller (within the meaning of Section 267(b) of the Code), except that it shall not include any lineal descendant of such seller if 5% or less of the shares of Stock (or other assets of the Plan in lieu thereof) attributable to such shares is allocated to all such lineal descendants. If the allocation provisions of Article IV would result in more than such 5% being so allocated, the Committee may limit such allocation to such 5% so that such lineal descendants are not included in the Prohibited Allocation Group.

                      (3) Any other person who owns (after the application of Section 318(a) of the Code) more than 25% of (A) any class of outstanding stock of the Company or any Affiliated Company, or (B) the total value of any class of outstanding stock of the Company or any Affiliated Company. For this purpose, such person shall be deemed to own all Stock allocated to him or her in this or any other qualified employee benefit plan. Such person shall be included in the Prohibited Allocation Group if he or she meets such test either (i) at any time during the 1 year period ending on the date of purchase of the Company Stock by the Trust, or (ii) on the date as of which such Stock is allocated to Participants.


               "Qualified Holder" shall mean (a) any Participant or any Beneficiary(ies) or personal representative of a deceased Participant who has received a distribution of Stock from the Plan), (b) any other party to whom such Stock is transferred by gift or by reason of death, and (c) any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of such distributed Stock is transferred pursuant to a Rollover Contribution.

               "Regulations" shall mean the regulations issued under the Code or ERISA, or both of them, as well as under any other legislation that applies to the Plan.


               "Rollover Contribution" shall mean a qualified rollover contribution as defined (before January 1, 1993) in Code Sections 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 408(d)(3) and 409(b)(3)(C), or (after December
31, 1992) in Code Sections 402(c), 403(a)(4), and 408(d)(3), but shall not include a rollover contribution that is attributable to contributions made on behalf of a Key Employee in a Top-heavy Plan, unless such a rollover contribution is permissible under the Code or applicable Regulations.


               "Section" shall mean, when used in conjunction with some other reference (such as the Code or ERISA), a section of such other reference. When not used in conjunction with some other reference, Section shall refer to a section of the Plan or Trust, as the context requires. References to a Section include future amendments, and successors, to it.


               "Secretary" shall mean the Secretary or an Assistant Secretary of the Committee.


               "Secretary of the Treasury" shall mean the Secretary of the Treasury, as defined in Code Section 7701(a)(11).


               "Signature Page" shall mean the page(s) at the end of the Plan entitled "Signature Page."


               "Stock" shall mean common stock issued by the Company (or by a corporation that is a member of the same controlled group of corporations) having a combination of voting power and dividend rights equal to or in excess of:

                             (A) that class of common stock of the Company (or
               of any other such corporation) having the greatest voting power, and

                             (B) that class of common stock of the Company (or
               of any other such corporation) having the greatest dividend rights.

               "Stock Account" shall mean the account maintained by the Committee for each Participant that is to be credited which such Participant's share of the Stock held in the Trust that is allocated to Participants.


               "Total Disability" or "Totally Disabled" shall each refer to a physical or mental impairment that, in the Committee's opinion, (a) is expected to be either of indefinite duration or result in death, and (b) renders a Participant unable to satisfactorily perform his or her duties for the Company or the duties of such other position or job that the Company makes available to such Participant and for which such Participant is qualified by reason of his or her training, education or experience. The Committee's opinion must be supported by the opinion of a qualified physician designated or approved by the Committee.


               "Trust" shall mean the trust established in connection with the Plan, as it may be amended from time to time.


               "Trustee" shall mean the person(s) or entity, or combination of them, serving from time to time as the trustee(s) of the Trust.


               "Unallocated Stock Account" shall mean the account maintained by the Committee for the purpose of holding any Leveraged Stock (until such Stock is released and allocated pursuant to the applicable provisions of the Plan).


               "Welfare Benefit Fund" shall have the same meaning as is given that term in Code Section 419(e).


               "Year of Service" shall mean a computation period in which an Employee has completed at least 1,000 Hours of Service. The initial computation period shall be an Employee's Eligibility Computation Period, and shall thereafter be the 12 consecutive month period beginning on the annual anniversary date of such Employee's Employment Commencement Date.


               Section 1.3: Other Definitions. As used in this document and in the Trust, the following words and phrases shall have the meanings set forth in the indicated Sections, unless a different meaning is specified or clearly indicated by the context:



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



               Term                                                    Section
               ----                                                    -------
               "Aggregate Account".......................................  8.2
               "Aggregation Group".......................................  8.2
               "Annual Addition".........................................  4.13
               "Claimant"................................................ 12.1
               "Committee"............................................... 10.1
               "Defined Benefit Plan Fraction"...........................  4.13
               "Defined Contribution Plan Fraction"......................  4.13
               "Determination Date"......................................  8.2
               "Eligible Participant"....................................  4.5
               "Eligible Retirement Plan"................................  6.6
               "Eligible Rollover Distribution...........................  6.6
               "Key Employee"............................................  8.2
               "Non-Key Employee"........................................  8.2
               "Present Value of Accrued Benefit"........................  8.2
               "Qualified Election Period"...............................  9.4
               "Qualified Participant"...................................  9.4
               "Top-heavy Group".........................................  8.2
               "Top-heavy Plan"..........................................  8.2
               "Total Distribution"`.....................................  7.1
               "Valuation Date"..........................................  8.2
               "1.0 Rule"................................................  4.13
               "1% Owner"................................................  8.2
               "5% Owner"................................................  8.2


               Section 1.4: Funding Policy. The Plan is to be funded primarily through the Company's contributions as provided for in the Plan. The Trust's assets shall be invested as provided for in the trust document in an effort to safely maximize potential retirement benefits, which shall be paid to Participants and Beneficiaries as provided for in the Plan.



                                   ARTICLE II
                                  PARTICIPATION


               Section 2.1:  Eligibility Requirements.

               (a) Effective January 1, 1989, each Employee shall become eligible to participate in the Plan on the Entry Date coincident with or next following the date on which such Employee shall have completed two Years of Service, provided that he or she is still an Employee on such Entry Date.

               (b) Despite any other provision of the Plan, any Participant who is included in a unit of employees covered by a collective bargaining agreement wherein retirement benefits were the subject of good faith bargaining (within the meaning of Code Section 410(b)(3)(A)) shall for the Plan Year(s) of such inclusion, cease to share in future contributions to the Plan, unless such collective bargaining agreement expressly provides for participation in the Plan; provided, however, that as to any benefits already earned, such Participant shall remain a Participant, subject to all the terms of the Plan.


               Section 2.2: Application For Participation And Beneficiary Designation.

               (a) Each Employee who becomes eligible to participate in the Plan shall be given an application for participation. That application shall (i) specify the beginning date of such Employee's participation, (ii) contain such Employee's acceptance of the benefits of the Plan and Trust and his or her agreement to be bound by the terms of the Plan and Trust, and (iii) allow such Employee to designate the Beneficiary whom he or she desires to receive benefits in the event of his or her death. A Participant may, from time to time, change his or her designated Beneficiary by filing a new written designation with the Committee. The Company, the Trustee, and the Committee may rely upon the designation of a Beneficiary that was last filed in accordance with the Plan.

               (b) Despite the provisions of Subsection (a) above, a married Participant's Beneficiary shall in all events be such Participant's surviving spouse, unless such spouse consents to such Participant's designation of a Beneficiary other than such spouse. A spouse's consent to such a designation must satisfy the following requirements: (i) it must be in writing; (ii) it must acknowledge the effect of the Participant's designation of a Beneficiary other than the spouse; and (iii) it must be witnessed by a designated Plan representative or a notary public.


               Section 2.3: Participation. The participation of a Participant in the Plan shall begin as of his or her Entry Date and shall continue until the Participant's entire benefit has been distributed in accordance with the Plan's terms. A Participant (or his or her Beneficiary) may not receive any distribution of benefits except as provided for in the Plan.


               Section 2.4:  Break In Service Rules For Eligibility Purposes.

               (a) Except as otherwise provided in this Section, all Years of Service of an Employee shall be counted in determining such Employee's eligibility to participate in the Plan.

               (b) In the case of any Employee who has incurred a Break in Service, such Employee's Years of Service that were completed before such Break in Service shall not be counted until he or she has completed a Year of Service after such Break in Service.

               (c) This subsection shall apply to any Participant who does not have any nonforfeitable right to any accrued benefit that is attributable to the Company's contributions. Such a Participant's Years of Service before any period of consecutive Breaks in Service shall not be counted if the number of such consecutive Breaks in Service within such period equals or exceeds the greater of (i) 5 or (ii) the aggregate number of such Participant's Years of Service before such period. Such aggregate number of Years of Service shall not include any Year of Service that is disregarded under the preceding sentence by reason of such Participant's prior Breaks in Service.

               (d) In addition to the foregoing, in the case of any Employee who incurs a Break in Service before satisfying the Plan's eligibility requirements, such Employee's Years of Service that were completed before such Break in Service shall not be counted. Further, a Participant who is re-employed shall participate immediately upon the date of his or her re-employment.


                                   ARTICLE III
                                  CONTRIBUTIONS


               Section 3.1: Company Contributions. The Company has previously made substantial contributions to the Trust. Subject to the Plan's other provisions, for each Plan Year in which the Plan is in effect, the Company shall contribute to the Trust, out of its current or accumulated Net Profits, such amount, if any, as shall be determined by the Company. Despite the foregoing, the Company shall be obligated to contribute such amount as shall be necessary to provide the Trust with funds sufficient to pay any Current Obligation (including principal, interest, and any acquisition charges) incurred for the purpose of acquiring Stock. The Company's contribution shall be paid in cash, Stock, or such other assets as the Company may determine; provided, however, that the Company shall contribute sufficient cash assets to the extent necessary to pay any Current Obligation. Furthermore, despite the foregoing, the Company's contributions are conditioned upon their deductibility under the Code.


               Section 3.2: Payment Of Contributions To The Trustee. All payments of the Company's contributions shall be made directly to the Trustee and may be made on any date(s) selected by the Company. Despite the foregoing, the Company's total contribution for each Plan Year must be paid on or before the date on which the Company's federal income tax return is due, including any extensions of time obtained for the filing of such return.

               Section 3.3: Participant Contributions. A Participant may not make nondeductible, voluntarily contributions to the Plan. Similarly, a Participant may not make a Rollover Contribution to the Plan or a trustee-to-trustee transfer described in Code Section 401(a)(31).


               Section 3.4: No Requirement For Profits. Despite any other provision of the Plan, the Company may make all contributions to the Plan for any Plan Year without regard to whether the Company has any Net Profits for the taxable year or years ending with or within such Plan Year.



                                   ARTICLE IV
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS


               Section 4.1: Stock Account. The Committee shall open and maintain a Stock Account in the name of each Participant, and it shall be credited or charged with any Stock allocable to such Participant as set forth below.

               Section 4.2: Cash Account. The Committee shall open and maintain a Cash Account in the name of each Participant, and it shall be credited or charged with any amount allocable to such Participant (other than Stock) as set forth below.


               Section 4.3: Unallocated Stock Account. At such time as any Leveraged Stock is held in the Trust, the Committee shall open and maintain an Unallocated Stock Account, and it shall be credited with any unallocated Leveraged Stock until such Stock is released and allocated as set forth below.


               Section 4.4: Allocation Of Gains And Losses. Subject to 4.5(a)(i) below, as of each Anniversary Date (but before any allocation is made of the Company's contributions, if any, for the Plan Year ending on such Anniversary Date, if, and to the extent, made prior to such date), the Committee shall credit any income and investment gains (whether realized or unrealized) of the Trust other than with respect to Stock, and shall charge any losses (whether realized or unrealized) from such assets and unallocated expenses of the Trust, to the Participants' Cash Accounts in the same proportion that the balance in each such Cash Account as of such Anniversary Date bears to the total balance in all Cash Accounts as of such Anniversary Date. In determining the unrealized investment gains and losses to be credited or charged as of each Anniversary Date pursuant to this Section, the Trustee shall value the assets of the Trust at their fair market value as of each such Anniversary Date.

               Section 4.5:  Allocation Of Contributions.

               (a) Subject to the limitations contained elsewhere in the Plan, as of each Anniversary Date, the Company's contribution (if any) made on account of the Plan Year ending on such Anniversary Date shall be allocated as follows:

                      (i) Any cash contribution shall be applied first to pay any Current Obligation of the Trust (as it becomes due) incurred for the purpose of acquiring Stock, and any excess remaining after such application (and any other asset contributed that is not Stock) shall, at the election of the Committee, either (A) be used to prepay any loan obligation of the Trust that arose in connection with the Trust's purchase of Stock, or (B) be allocated to the Cash Accounts of the Eligible Participants in accordance with the allocation formula set forth in Subsection (c) below. Subject to Section 4.6 below, for the purpose of determining the method of allocation of the excess, the Current Obligation shall be deemed to have been paid first with cash dividends, and, if any portion of the Current Obligation shall remain unpaid after the application of all the cash dividends, the balance due shall be deemed paid with Company cash contributions for the Plan Year.

                      (ii) Any contribution of Stock shall be allocated to the Stock Accounts of the Eligible Participants in accordance with the allocation formula set forth in Subsection (c) below.

               (b) For purposes of this Article, "Eligible Participant" shall mean, as of any Anniversary Date, (i) each Participant who has completed 1000 Hours of Service on such Anniversary Date, and (ii) any Participant who ceased to be an Employee during the Plan Year ending with such Anniversary Date by reason of his or her death, Total Disability, or retirement on or after his or her Normal Retirement Date.

               (c) For purposes of this Article, any item to be allocated pursuant to the formula set forth in this Subsection (c) shall be allocated to the Cash Accounts, or Stock Accounts, as the case may be, of the Eligible Participants in the same ratio as each Eligible Participant's number of Units bears to the total number of Units of all such Eligible Participants. For purposes of this Subsection (c), each Eligible Participant shall be credited with one Unit for each full $100 of Compensation and with one Unit for each Year of Service.


               Section 4.6: Allocation Of Cash Dividends On Stock. Any cash dividends received by the Trustee on account of the Stock shall, at the discretion of the Committee, either (a) be used to make any payment on any installment contract or loan used to acquire Leveraged Stock, or (b) be allocated to the Participant's Cash Accounts and the Unallocated Stock Account in proportion to the shares of Stock held in the Participant's Stock Accounts and the Unallocated Stock Account, respectively, as of the record date of such dividend.


               Section 4.7: Allocation Of Stock Dividends. Any Stock received by the Trustee as a stock dividend (or stock split or as a result of a reorganization or other recapitalization of the Company) shall be credited to the Participants' Stock Accounts and to the Unallocated Stock Account in proportion to the shares of Stock held therein as of the record date of such dividend. Any cash received by the Trustee in lieu of fractional shares in connection with such a stock dividend shall be allocated as provided in Section
4.6 above.


               Section 4.8:  Release And Allocation Of Leveraged Stock.

               (a) All Leveraged Stock acquired by the Trust shall be held in the Unallocated Stock Account until released and allocated in accordance with the provisions of this Section. On each Anniversary Date, Leveraged Stock acquired in a particular transaction shall be released from the Unallocated Stock Account as follows:

                    (i) Subject to the requirements of Treasury Regulation
Section 54.4975-7(b)(8)(ii) and Subsection (ii) below, for each Plan Year until any loan or installment obligation that was incurred to purchase Leveraged Stock (a "loan") is fully repaid, the number of shares of Leveraged Stock released from the Unallocated Stock Account shall equal the number of unreleased shares immediately before such release for the then current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid on such loan during such Plan Year and the denominator of which is the sum of such numerator plus the principal to be paid on such loan in all future years during the duration of the term of such loan (determined without reference to any possible extensions of renewals thereof). Despite the foregoing, in the event such loan shall be repaid with the proceeds of a subsequent loan, such repayment shall not operate to release all such Leveraged Stock but rather such release shall be effected pursuant to the foregoing provisions of this Section on the basis of payments of principal on such substitute loan.

                   (ii) To the extent that Subsection (i) is not applicable by reason of Treasury Regulation Section 54.4975-7(b)(8)(ii), or if the Committee irrevocably so elects at the time of the first payment on any loan, then Subsection (i) shall be applied with respect to all payments on such loan by deeming all references to "principal" therein to be references to "principal and interest."

               (b) The Committee shall specify, and advise the Trustee with respect to:

                   (i) the amount (if any) of the Company's contribution that is to be applied (together with the earnings thereon) to pay any Current Obligation, and

                   (ii) the amount (if any) of cash dividends held pursuant to
Section 4.6 that is to be applied to pay any Current Obligation.

               (c) As of the end of each Plan Year, the value of any Leveraged Stock released from the Unallocated Stock Account for such Plan Year shall be allocated among the Eligible Participants in the same proportion as such Participants would have received allocations pursuant to Section 4.5, as if such released Stock had been contributed during such Plan Year.

               (d) It is intended that the preceding provisions shall be applied and construed in a manner consistent with the requirements and provisions of Treasury Regulation Section 54.4975-7(b)(8).


               Section 4.9: Notice Of Allocations. After the close of each Plan Year, the Committee shall notify each Participant as to the allocations made during the Plan Year pursuant to this Article IV, which notice shall include the following:

               (a) The balance in the Participant's Cash Account and the number of shares held in the Participant's Stock Account as of the most recent Anniversary Date;

               (b) The amount of Company Contributions and Leveraged Stock (if any) allocated to the Participant's Accounts for that Plan Year;

               (c) The adjustment to the Participant's Accounts to reflect the Participant's share of undistributed dividends held at year end (if any) and the net income (or loss) of the Trust for that Plan Year;

               (d) The new balance in the Participant's Cash Accounts and the number of shares held in the Participant's Stock Account, as of the Anniversary Date of that Plan Year; and

               (e) Such other information as may be required by the applicable regulations.

               Section 4.10:  Miscellaneous Allocation Rules.

               (a) Allocations of all assets other than Stock shall be made on the basis of, and expressed in terms of, dollar value. Allocations of Stock shall be made on the basis of the number of shares of Stock (including fractional shares).

               (b) The Committee may establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article IV. From time to time, the Committee may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article IV.

               (c) Despite any other provision of the Plan, if shares of Stock are purchased by the Trust in a transaction for which an election pursuant to Code Section 1042(a) is made, none of such shares, nor any other assets of the Plan in lieu thereof, shall accrue for the benefit of or be allocated, directly or indirectly, under this Plan or any other qualified employee benefit plan of the Company or any Affiliated Company, to the Accounts of any member of the Prohibited Allocation Group. In the event that any member of the Prohibited Allocation Group is a Participant in the Plan, (i) if there are no Company contributions to be allocated as of an Anniversary Date other than shares of Stock and/or other assets which are subject to this provision, such Participant shall receive no allocation thereof, (ii) no portion of the Cash Account balance of such Participant may be used to acquire shares of Stock and/or other assets which are subject to this provision, and (iii) if there are Company contributions to be allocated as of an Anniversary Date and such includes both shares of Stock and/or other assets which are subject to this provision and share and/or other assets which are not subject to this provision, the allocation shall be made so that such Participant receives no allocation of Stock or other assets whatsoever to the extent of the percentage of Compensation received by the other Participants attributable to Stock and/or other assets which are subject to this provision, provided that if there is additional Stock and/or other assets to be allocated, then such additional allocations shall be made to all Participants as otherwise provided in the Article IV. All allocations of Stock and other assets shall in all respects comply with the provisions of Section 409(n) of the Code and the Regulations thereunder, all of which are incorporated herein by reference.


               Section 4.11:  Valuation Of Stock.

               (a) If, on any Anniversary Date or other valuation date required under the terms of the Plan, Trust, or Regulation Section 54.4975-11(d)(5), the Stock is not Freely Tradable Stock, the Company shall furnish the Committee with a certificate of value setting forth the fair market value of the Stock as of such date. Such valuation shall be made (i) in good faith and in accordance with Regulation
Section 54.4975-11(d)(5) and ERISA Section 3(18); and (ii) by an independent appraiser who satisfies the requirements of the Regulations under Code Section 170(a)(1). The Committee shall use such value for all purposes under the Plan until a new certificate of value is furnished to the Committee, or until the Stock becomes Freely Tradable Stock. If the Stock is Freely Tradable Stock, the Committee shall use the market price of the Stock as its value. This certificate of value shall be furnished to Qualified Holders of Stock that has been distributed to a terminated Participant or a Beneficiary.

               (b) Any Stock acquired by the Trust with cash shall be valued initially at the purchase price paid by the Trust. All such initial valuations are subject to revaluation as of any subsequent date of valuation that may apply pursuant to the terms of this Plan and/or applicable law.


               Section 4.12:  Accounts In General.

               (a) The credits made to a Participant's Accounts shall not vest in such Participant any right, title or interest in the Trust, except to the extent, at the time or times, and upon the terms and conditions set forth in the Plan. Neither the Company, the Trustee, nor the Committee, to any extent, warrant, guarantee or represent that the value of any Participant's Accounts at any time will equal or exceed the amount previously allocated or contributed to such Accounts.

               (b) If at any time there shall be allocated to a Participant's Stock Accounts more than one class of Stock, the Committee shall direct the Trustee with respect to whether sub-accounts for each such class of stock shall be maintained, and if so, all references in this Plan to Stock Accounts shall include and refer to all such sub-accounts.


               Section 4.13:  Limitation On Annual Additions.

               (a) The following limitations shall apply to the allocations to each Participant's Accounts in any Plan Year:

                      (i) As used in the Plan, a Participant's "Annual Addition" shall mean the sum for any Plan Year of:

                             (A) Such Participant's share of the Company's contributions; plus

                             (B) Such Participant's share of any forfeiture;
               plus

                             (C) Such Participant's allocable share of the
               Company's contributions to any Individual Medical Benefit Account; and plus

                             (D) With respect to any Participant who is a Key
               Employee, any amount derived from the Company's contributions paid or accrued after December 31, 1985 in taxable years ending after such date, and that is attributable to post-retirement medical benefits allocated to such Participant's account under a Welfare Benefit Fund maintained by the Company.

                      (ii) Despite the forgoing, if, for any Plan Year, (A) there is Leveraged Stock and (B) no more than one-third of the Company's contributions are allocated to highly compensated employees (as defined in Code Section 414(q)), then the Annual Addition of a Participant shall not include (A) his or her share of the Company's contributions for such Plan Year that are deductible under Code Section 404(a)(9)(B), (ii) his or her share of forfeitures of Stock acquired with the proceeds of a loan or installment obligation described in Code Section 404(a)(9)(A), or (iii) Leveraged Stock that is released from the Unallocated Stock Account in accordance with Section 4.8.

                      (iii) Any excess amount applied under Subsection (c) below in a Plan Year to reduce the Company's contributions on behalf of any Participant shall be considered to be an Annual Addition for such Participant for such Plan Year.

                      (iv) Subject to the adjustments set forth below, during any Plan Year the maximum Annual Addition for any Participant shall in no event exceed the lesser of:

                             (A) $30,000, or, if greater, one-fourth (1/4th) of
               the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Plan Year; or

                             (B) 25% of the Participant's Earnings for such Plan
               Year.

                      (v) The earnings limitation referred to in Subsection
        (a)(iv)(B) above shall not apply to (A) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service that is otherwise treated as an Annual Addition, or (B) any amount otherwise treated as an Annual Addition under Code
        Section 415(l)(1).

               (b) The following additional limitations shall apply to any Participant when such Participant, in addition to his or her participation in the Plan (and any

Welfare Benefit Fund), is also a participant in a Defined Benefit Plan maintained by the Company or an Affiliated Company:

                      (i) The amount of (A) the Annual Additions to such Participant's account(s) or (B) such Participant's normal retirement benefit in any such plan(s) shall be reduced by each such plan's committee to the extent necessary to prevent the sum of the Defined Benefit Plan Fraction (defined below) and the Defined Contribution Plan Fraction (defined below) for any such year from exceeding 1.0 (the "1.0 Rule") (benefits under Welfare Benefit Funds shall be reduced first, then benefits under profit sharing plans, then benefits under other Defined Contribution Plans, and, finally, benefits under Defined Benefit Plans).

                      (ii) For the purpose of applying the 1.0 Rule, the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall be applied in a manner consistent with the provisions of Code Section 415 and the Regulations under it.

                      (iii) As used above, "Defined Benefit Plan Fraction" shall mean a fraction, the numerator of which is the Participant's projected annual benefit under the Defined Benefit Plan (determined as of the end of the plan year for such plan), and the denominator of which is the lesser of:

                             (A) 1.25 multiplied by the dollar limitation in
               effect for such plan year (determined under Code Section 415(b)(1)(A)); or

                             (B) 1.4 multiplied by 100% of such Participant's
               average Earnings for his or her highest 3 consecutive years, including such plan year (determined under Code Section 415(b)(1)(B)).

                      (iv) As used above, "Defined Contribution Plan Fraction" shall mean a fraction, the numerator of which is the sum of the annual additions to the Participant's account(s) as of the end of the Plan Year, and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each of such Participant's prior years of service with the Company:

                             (A) 1.25 multiplied by the dollar limitation in
               effect for such Plan Year (determined under Code Section 415(c)(1)(A), but without regard to Code Section 415(c)(6)); or

                             (B) 1.4 multiplied by 25% of such Participant's
               Earnings for such Plan Year (determined under Code Section 415(c)(1)(B), or Code Section 415(c)(7), if applicable).

               (c) If, for any Plan Year, it is necessary to limit the Annual Addition of any Participant pursuant to Subsections (a) or (b) above, the following reallocations shall be made:

                      (i) First, the amount of such Participant's nondeductible, voluntary contributions for that Plan Year that are included in his or her Annual Addition shall be refunded to him or her;

                      (ii) Second, the amount of the Company's contributions, inclusive of forfeitures, that is allocable to such Participant and that cause such Participant's Annual Addition to exceed the applicable limitation shall, instead, be allocated to all other Participants who are not subject to this limitation, in proportion to their Compensation for such Plan Year; and

                      (iii) Third, if the amount of the Company's contributions, inclusive of forfeitures, is so great as to cause all Participants for such Plan Year to be subject to the limitations of this Section, then the excess of the Company's contributions that cannot be allocated for such Plan Year shall be held in a suspense account and applied against and reduce the Company's future contributions.

               (d) If a suspense account is in existence at any time during a Plan Year pursuant to Subsection (c)(iii) above, it shall not participate in the Trust's income, gains and losses.

               (e) The limitations of this Section with respect to any Participant who, at any time, has been a participant in any other Defined Contribution Plan (whether or not terminated) or in more than one Defined Benefit Plan (whether or not terminated) maintained by the Company or by an Affiliated Company shall apply as if all such Defined Contribution Plans or all such Defined Benefit Plans in which the Participant has been a participant were one plan.



                                    ARTICLE V
                                     VESTING


               Section 5.1: Vesting In Accounts. Each Participant shall at all times be 100% vested in his or her Accounts.

                                   ARTICLE VI
                            DISTRIBUTION OF BENEFITS


               Section 6.1:  Distribution Of Benefits.

               (a) Benefits become distributable to a Participant or to the Beneficiary of a deceased Participant upon the first to occur of (i) the Anniversary Date that coincides with or first follows such Participant's Normal Retirement Date, Total Disability, or death, or (ii) the fifth Anniversary Date following the Anniversary Date that coincides with or first follows the date a Participant ceases to be an Employee prior to his or her Normal Retirement Date for a reason other than Total Disability or death. Such benefits shall be the vested amounts credited to his or her Accounts as of the Anniversary Date that coincides with or immediately precedes the first distribution of his or her benefits, adjusted as of such Anniversary Date if required by Article IV. However, a Participant (or the Beneficiary of a deceased Participant) must make a claim for such Participant's benefits prior to any distribution. Despite the foregoing, the Committee, in its sole discretion, may waive the claim requirement if such Participant or Beneficiary is unable to submit a claim.

               (b) Despite the foregoing provisions, the Committee may, in its sole discretion, elect to pay a Participant who ceases to be an Employee prior to his or her Normal Retirement Date for a reason other than his or her death or Total Disability an immediate lump sum distribution of the amount specified in subsection (a) above. The Participant's consent to such a distribution is required if the portion of such distribution representing the vested portion in his or her Accounts is (or ever has been) in excess of $3,500.


               Section 6.2:  Methods Of Distribution.

               (a) When a Participant's benefits become distributable, the Committee shall with reasonable promptness direct the Trustee to distribute such Participant's benefit as follows:

                    (i) If a Participant's benefits become distributable by reason of his or her death, the benefit shall be distributed to such deceased Participant's Beneficiary as an immediate lump sum.

                   (ii) If a Participant's benefits become distributable for a reason other than his or her death, the benefit shall be distributed with such Participant's consent as an immediate lump sum or in installments as set forth below.

                      (A) The Participant may elect, by completing an appropriate form furnished by the Committee, that his or her benefits be distributed as follows:

                             (1) The Participant may elect that his or her
               benefits be distributed in up to 5 equal or nearly equal annual installments.

                             (2) If the fair market value of a Participant's
               Stock Account exceeds $500,000 multiplied by the Adjustment Factor as of the date distribution is required to begin under
               Section 6.3 below, the Participant may elect that his or her benefits be distributed in substantially equal annual payments over a period of 5 years plus an additional one year (up to an additional 5 years) for each $100,000 increment (or fraction of such increment) by which the value of the Participant's Stock Account exceeds $500,000.

                             (3) In addition, the Participant may elect that his
               or her benefits shall be paid in equal or nearly equal monthly, quarterly, semi-annual, or annual installments over a period not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his or her Beneficiary. The expected return multiples of Section 1.72-9 of the Regulations under the Code shall be used to determine such life expectancy.

                      (B) Despite the foregoing, if the vested amount credited to such Participant's Accounts is not (nor ever has been) in excess of $3,500, the Committee may direct the Trustee to distribute such benefit as an immediate lump sum, without such Participant's consent.

                  (iii) If a Participant's benefits become distributable for a reason other than his or her death, and if such Participant dies before his or her entire benefits have been distributed, his or her Beneficiary shall receive a death benefit equal to the balance of the remaining installments (if any) or deferred lump sum (if any) due such deceased Participant.

                   (iv) Despite any other provision of the Plan, the benefits in the Participant's Stock Account shall be distributed in the form of Stock.

                    (v) Despite the foregoing provisions, the Committee may at any time, with the consent of a Participant or his or her Beneficiary, direct the Trustee to accelerate any installment payment to such Participant or

Beneficiary or to reduce the period over which future installments are to be made, in which latter event the Trustee shall adjust the amount of such installments accordingly. In addition, a Participant may at any time withdraw any or all of his or her undistributed benefit, and a Participant's Beneficiary shall, unless such Participant provided otherwise, have a similar withdrawal right. If less than all of the undistributed benefit is withdrawn, the remaining installment payments shall be adjusted accordingly.

               (b) The complete distribution of a Participant's benefit as provided for above shall constitute full payment and satisfaction of any obligation of the Company, the Trustee or the Committee to such Participant or to the Beneficiary of a deceased Participant.

               (c) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence fewer than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations under the Code is given, provided that:

                      (i) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                      (ii) the Participant, after receiving the notice, affirmatively elects a distribution.


               Section 6.3:  Timing Of Distributions.

               (a) The following provisions shall govern the timing of the distribution of a Participant's benefit.

               (b) If a Participant's benefits become distributable because of his or her death or Total Disability, such benefits shall begin to be distributed as soon as is administratively practical following the Committee's receipt of written proof of such Participant's death or Total Disability. If a Participant's benefits become distributable for a reason other than his or her death or Total Disability, such Participant's benefits shall begin to be distributed as soon as is administratively practical after the date on which such Participant's benefits became distributable. Despite the foregoing, and subject to Subsections (c) and (d) below, a Participant's benefit must begin to be distributed no later than 60 days after the latest of the close of the Plan Year in which:

                    (i) the Participant attained age 65 (or Normal Retirement Age, if earlier);

                   (ii) occurred the 10th anniversary of the year in which the Participant began participation in the Plan; or

                  (iii) the Participant ceased to be an Employee.

Despite the foregoing, a Participant may elect a later date on which the distribution of his or her benefit is to begin, in a manner consistent with the applicable Regulations. Any failure by a Participant (or, if he or she is married, such Participant's spouse in the event of such Participant's death) to consent to an immediate distribution of his or her benefit (provided that such benefit is otherwise then immediately distributable pursuant to the foregoing provisions) shall be deemed to be an election to defer distribution to the later of age 62 or such Participant's Normal Retirement Age.

               (c) Despite any other provision of the Plan, one of the following provisions shall apply:

                      (i) A Participant's benefit shall be distributed to him or her not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2; or

                      (ii) Alternatively, distributions to a Participant must begin no later than the date determined under Subsection (c)(i) above and must be made, in accordance with the applicable Regulations, over the life of the Participant or over the lives of such Participant and his or her designated Beneficiary (or over a period not extending beyond the life expectancy of the Participant or the life expectancy of the Participant and his or her designated Beneficiary).

               (d) If a Participant dies before his or her entire interest has been distributed to him or her, the remaining portion of such Participant's interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

               (e) If a Participant dies before distribution of his or her benefit has begun, the entire benefit of such Participant must be distributed within 5 years after his or her death.

               (f) For purposes of subsection (e) above, any portion of a Participant's benefit that is payable to or for the benefit of his or her Beneficiary shall be treated as distributed on the date on which such distribution begins if:

                            (a) such portion will be distributed in accordance with the applicable Regulations over such Beneficiary's life (or over a period not extending beyond such Beneficiary's life expectancy), and

                            (b) such distribution must begin not later than the date that is 1 year after the date of such Participant's death (or such later date as the Secretary of the Treasury may by Regulations prescribe). However, if such Beneficiary is the Participant's surviving spouse, then the date on which the distribution is required to begin shall be not later than the date on which the Participant would have attained age 70-1/2, and if such spouse dies before the distribution to him or her begins, this subsection shall be applied as if such spouse were the Participant.

               (g) For purposes of subsection (f) above, the life expectancy of a Participant and his or her spouse (other than in the case of life annuity) may be redetermined on an annual or less frequent basis, and under Regulations prescribed by the Secretary of the Treasury, any amount paid to a child of a Participant shall be treated as if it had been paid to such Participant's surviving spouse if such amount will become payable to such spouse upon such child attaining majority (or any other designated event permitted under the applicable Regulations).

               (h) Despite the foregoing provisions, the Committee shall not permit any Participant to receive his or her benefits under a method of distribution that violates the incidental benefit rule.


               Section 6.4: Postponed Retirement. If a Participant continues to be an Employee beyond his or her Normal Retirement Date, his or her corresponding participation in the Plan shall likewise continue. In such a case, to the extent permitted by law and the applicable Regulations, the distribution of such Participant's benefits will be postponed until he or she actually ceases to be an Employee. Such Participant's benefits will become payable as of the first day of the month next following his or her actually ceasing to be an Employee.


               Section 6.5: Distributions Due Missing Persons. If the Trustee is unable to distribute any benefit due to a Participant or Beneficiary, the Trustee shall (i) so advise the Committee and (ii) hold such benefit as a segregated part of the Trust, in which event such benefit shall participate in the income, gains and losses realized by such segregated Trust fund. The Committee shall then send a written notice to such Participant or Beneficiary at his or her last known address, as reflected in the Company's or Committee's records. If such Participant or Beneficiary shall not have presented himself or herself to the Company or to the Committee within 3 years of the date of such written notice, any undistributed benefit (and any income, gains and losses realized by such segregated part) may be applied against and reduce the Company's future contributions to the Plan. Despite the foregoing, if at any subsequent time a valid claim for any undistributed benefit is presented to the Committee, such benefit that was so applied (and any income, gains and losses realized by such segregated part) shall be paid directly by the Company to such claimant.

               Section 6.6: Transfers To Another Qualified Plan. If a Participant who is a distributee of any Eligible Rollover Distribution (as defined below) elects to have such distribution paid directly to an Eligible Retirement Plan and who specifies the Eligible Retirement Plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Eligible Retirement Plan, provided that such Eligible Retirement Plan accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Sections 402(c) and 403(a)(4)). For purposes of the foregoing:

               (i) "Eligible Rollover Distribution" shall have the same meaning as when used in Code Section 402(f)(2)(A).

               (ii) "Eligible Retirement Plan" shall have the meaning given such term by Code Section 402(c)(8)(B).



                                   ARTICLE VII
                                  SALE OF STOCK


               Section 7.1: Option To Sell Shares Of Stock. If a Qualified Holder receives a distribution consisting in whole or in part of Stock that is not Freely Tradable Stock at the time of distribution, then such distributed Stock shall be subject to a put option in the hands of the Qualified Holder, according to the following provisions:

               (a) During the 60-day period following any distribution of such Stock, a Qualified Holder shall have the right to require the Company to purchase all or any portion of such distributed Stock held by such Qualified Holder. A Qualified Holder shall exercise such right by giving written notice to the Company of the number of shares of distributed Stock that the Qualified Holder intends to sell to the Company. Such notice must be given within such 60-day period. The purchase price to be paid for any such option Stock shall be its fair market value determined as of the most recent valuation according to the valuation rules specified in Article IV.

               (b) If a Qualified Holder fails to exercise his or her put option right under Subsection (a), he or she shall have an additional right to exercise such option in the first 60-day period of the next following Plan Year. If a Qualified Holder fails to exercise his or her put option in this 60-day period, such option right shall expire and the Qualified Holder shall have no further right to require the Company to purchase such distributed Stock.

               (c) In the application of Subsection (a) and (b), the period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable federal or state law.

               (d) In the event that a Qualified Holder shall exercise a put option under this Section, then the Company shall pay the purchase price of such Stock as follows:

                      (i) If Stock is distributed to a Qualified Holder as part of a Total Distribution, then the Company shall pay the purchase price of such Stock in substantially equal installment payments made no less frequently than annually for no more than 5 years. The first such payment shall be made within 30 days after the date such put option is exercised. If the purchase price of the Stock is paid under this installment method, then the Company shall, at a minimum, (A) provide adequate security, and (B) state a reasonable rate of interest (at least equal to the imputed compound rate in effect as of the Exercise Date pursuant to the Regulations under Code Section 483 or 1274, whichever shall be applicable) for the full unpaid balance of the option price.

                      (ii) If Stock is distributed to a Qualified Holder other than as a Total Distribution (i.e., on an installment basis), then the Company shall pay the purchase price of such Stock within 30 days after the date the put option is exercised.

                      (iii) "Total Distribution" shall mean a distribution to a Participant or a Beneficiary, within one taxable year, of the Participant's entire Account balance to the credit of the Participant.

               (e) The protections and rights provided in this Section are nonterminable and continue to exist despite (i) the repayment of any loan, the proceeds of which are used to purchase Leveraged Stock, and (ii) the cessation of the Plan's status as an employee stock ownership plan.

               (f) The foregoing put options under Subsections (a) and (b) shall be effective solely against the Company and shall not obligate the Plan or the other Company in any manner; provided, however, that with the Company's consent, the Plan or the other Company may elect to purchase any Stock that otherwise must be purchased by the Company pursuant to a Qualified Holder's exercise of any such option.

               (g) At the time of distribution of Stock that is not Freely Tradable Stock to a Qualified Holder, the Company shall furnish to such Qualified Holder the most recent certificate of value prepared by the Company with respect to such Stock. In addition, the Company shall furnish to such Qualified Holder a copy of each subsequent certificate of value until the put options provided for in this Section with respect to such distributed Stock expire.

               (h) Except as is expressly provided above with respect to any distributed Stock that is not Freely Tradable Stock, no Participant shall have any put option rights with respect to Stock distributed under this Plan, and neither the Company nor this Plan shall have any obligation whatsoever to purchase any such distributed Stock from any Participant or other Qualified Holder.


               Section 7.2: Right Of First Refusal. In the event a Qualified Holder holds Stock that is not Freely Tradable Stock, the Qualified Holder may not transfer, assign or otherwise dispose of any Stock unless the Qualified Holder has given the Company the right of first refusal in accordance with the following provisions:

               (a) The Qualified Holder must give written notice to the Company that the Qualified Holder has received an offer by a third party to purchase the Stock. The Company's right of first refusal shall lapse 14 days after the Qualified Holder gives such notice to the Company.

               (b) The selling price of the Stock and other terms under the right of first refusal must not be less favorable to the Qualified Holder than the greater of (i) the value of the security as determined under Regulation
Section 54.4975-11(d)(5), or (ii) the purchase price and other terms offered by a buyer (other than the Employer or the Plan) making a good faith offer to purchase the Stock.

               (c) The Company may require that a Participant or Beneficiary entitled to a distribution of Stock sign an appropriate stock transfer agreement (that evidences the right of first refusal) prior to receiving a certificate for Stock.



                                  ARTICLE VIII
                           TOP-HEAVY PLAN LIMITATIONS


               Section 8.1: Application Of Top-Heavy Rules. If the Plan is or becomes a Top-heavy Plan, the limitations and requirements contained in this Article shall apply and shall supersede any conflicting provision of the Plan.


               Section 8.2:  Definitions.

               (a) Top-heavy Plan. A "Top-heavy Plan" shall mean, with respect to any plan year, (i) any Defined Benefit Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Present Value of

Accrued Benefits under such plan for Key Employees exceeds 60% of the total Present Value of Accrued Benefits under such plan for all participants in such plan; and (ii) any Defined Contribution Plan maintained by the Company or an Affiliated Company if, as of the Determination Date, the total Aggregate Accounts of Key Employees under the plan exceeds 60% of the total Aggregate Accounts of all participants under such plan. Each plan of the Company required to be included in an Aggregation Group shall be treated as a Top-heavy Plan if the Aggregation Group is a Top-heavy Group.

               (b) Top-heavy Group. A "Top-heavy Group" shall mean any Aggregation Group if the sum of (i) the total Present Value of Accrued Benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group (determined as of the Determination Date for each such plan), and (ii) the total of the Aggregate Accounts of Key Employees under all Defined Contribution Plans included in the Aggregation Group (determined as of the Determination Date for each such plan) exceeds 60% of a similar sum determined for all participants in such plans. For purposes of determining whether the plans in a Top-heavy Group exceed the foregoing 60% test, the plans shall be aggregated by adding together the results for each plan as of the Determination Dates for such plans that fall within the same calendar year.

               (c) Aggregation Group. An "Aggregation Group" shall mean each plan of the Company or of an Affiliated Company in which a Key Employee is a participant, and each plan of the Company or of an Affiliated Company that enables the plan(s) containing a Key Employee to meet the antidiscrimination requirements of Code Sections 401(a)(4) or 410, including terminating or terminated plans maintained within the last 5 years ending on the Determination Date that would, but for such termination, be part of the Aggregation Group. The Company can elect to include in the Aggregation Group any plan not otherwise required to be included, if such group, after such election, would continue to meet the antidiscrimination requirements of Code Sections 401(a)(4) and 410; provided, however, that any such plan will not be otherwise deemed a Top-heavy Plan by reason of such election.

               (d) Determination Date. With respect to any plan year, "Determination Date" shall mean the last day of the preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

               (e) Present Value of Accrued Benefit: A participant's "Present Value of Accrued Benefit" as of any Determination Date shall be calculated:

                      (i) as of the most recent valuation date ("Valuation Date") which is within the 12-month period ending on such Determination Date;

                      (ii) for the first plan year, as if (A) the participant terminated service as of the Determination Date, or (B) the participant terminated service as of the Valuation Date, but taking into account the estimated Present Value of Accrued Benefit as of the Determination Date;

                      (iii) for any other plan year, as if the participant terminated service as of the Valuation Date; and

                      (iv) using the interest rate and mortality assumptions set forth in the Defined Benefit Plan.

                      (v) Solely for the purposes of determining if the Plan, or any other plan included in the Aggregation Group, is a Top-heavy Plan, the accrued benefit of a Non-Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and all Affiliated Companies, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

For the foregoing purposes, the Valuation Date must be the same valuation date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that year.

               (f) Aggregate Account: A participant's "Aggregate Account" shall be determined as follows:

                      (i) For Defined Contribution Plans not subject to the minimum funding requirements of Code Section 412, a participant's Aggregate Account as of any Determination Date shall be the sum of:

                             (A) such participant's account balance as of the
               most recent valuation date ("Valuation Date") occurring within the 12-month period ending on such Determination Date; plus

                             (B) an adjustment for contributions due as of such
               Determination Date. Such adjustment is generally the amount of any contributions actually made after the Valuation Date but before the Determination Date. In the first plan year, such adjustment shall also reflect any contributions actually made after the Determination Date that are allocated as of a date in that first plan year.

                      (ii) For Defined Contribution Plans subject to the minimum funding requirements of Code Section 412, a participant's Aggregate Account as of any Determination Date shall be the sum of:

                             (A) such participant's account balance as of the
               most recent valuation date ("Valuation Date") occurring within the 12-month period ending on such Determination Date, including contributions that would be allocated as of a date not later than such Determination Date; plus

                             (B) an adjustment for contributions due as of such
               Determination Date. Such adjustment shall reflect the amount of any contribution actually made (or due to be made) after the Valuation Date but before the expiration of the extended payment period described in Code Section 412(c)(10).

               (g) Key Employee. "Key Employee" shall mean any participant of any plan maintained by the Company or an Affiliated Company who, at any time during the plan year or any of the 4 preceding plan years, was:

                      (i) an officer of the Company or an Affiliated Company whose annual Compensation exceeds 50% of the amount in effect under Code
        Section 415(b)(1)(A) for any such plan year (provided, however, that no more than 50 employees (or, if lesser, the greater of 3 employees or 10% of all employees) shall be treated as officers; provided further, however, that if the total number of officers exceeds this numerical limitation, only the highest compensated officers shall be included);

                      (ii) one of the 10 employees who (1) has annual Compensation for a plan year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such plan year ends, and (2) owns (or is considered to own under Code
        Section 318) both more than a 1/2 percent interest and the largest interests in the Company or an Affiliated Company;

                      (iii) a 5% owner (defined below) of the Company or an Affiliated Company; or

                      (iv) a 1% owner (defined below) of the Company or an Affiliated Company whose annual Compensation exceed $150,000, or such other amount as may be allowed under Code Section 416(i) and the applicable Regulations.

A participant shall be deemed a "5% owner" if (i) he or she owns more than 5% of the outstanding stock (or owns stock possessing more than 5% of the total combined voting power of all classes of stock), if the Company (or the Affiliated Company, whichever applies) is a corporation; or (ii) he or she owns more than 5% of the capital or profit interest in the Company (or the Affiliated Company, whichever applies), if the Company (or the Affiliated Company, whichever applies) is not a corporation. A similar rule shall apply to the determination of a "1% owner." In making this determination, (i) the Code
Section 318(a)(2) corporate attribution rules, as modified by Code Section 416(i)(1)(B)(iii), shall apply, and (ii) the business aggregation rules of Code Section 414 shall not apply. For purposes of the foregoing definition,
(i) the beneficiary of a Key Employee shall be treated as a Key Employee, and
(ii) the beneficiary of a former Key Employee shall be treated as a former Key Employee.

               (h) Non-Key Employee. "Non-Key Employee" shall mean any Participant who is not a Key Employee, including any Participant who is a former Key Employee.


               Section 8.3: 60% Test - Special Rules. For purposes of applying the 60% test described in Section 8.2(a), the following special rules shall apply:

               (a) Participant Contributions. Benefits derived from both participant contributions (whether voluntary or mandatory, but not deductible contributions) and the Company's contributions shall be considered.

               (b) Previous Distributions. In determining the Present Value of Accrued Benefit or the Aggregate Account of any participant under any plan (or plans that form the Aggregation Group), such present value or account shall be increased by the aggregate of distributions made to such participant from such plan (or plans forming the Aggregation Group) during the 5-year period ending on the Determination Date. For this purpose, "participant" shall include an employee who is no longer employed by the Company or an Affiliated Company. Despite the foregoing, any distribution to a participant that is made after the Valuation Date and before the Determination Date for any plan year shall not be considered a distribution to the extent it is already included in such participant's Present Value of Accrued Benefit or Aggregate Account as of such Valuation Date.

               (c) Rollover Contributions. Rollover contributions shall be treated as follows:

                      (i) The following rules shall apply to related rollovers and plan-to-plan transfers (ones either not initiated by the participant or made to a plan maintained by the Company or any Affiliated Company). If the plan provides such rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section 8.3. If the plan receives such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the participant's Present Value of Accrued Benefit or Aggregate Account, regardless of the date on which such rollover or plan-to-plan transfer was received.

                      (ii) The following rules apply to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by a participant and made from a plan maintained by one employer to a plan maintained by another employer). If the plan provides such rollover or plan-to-plan transfer, it shall always consider such rollover or plan-to-plan transfer as a distribution for purposes of this Section 8.3. If the plan receives such rollover or plan-to-plan transfer, it shall not consider such rollover or plan-to-plan transfer as part of the participant's Present Value of Accrued Benefit or Aggregate Account if it was accepted after December 31, 1983.

               (d) Change Of Status. The accrued benefit or account of a participant who was formerly a Key Employee, but who ceased to be a Key Employee in any plan year, will not be taken into account for such plan year.

               (e) No Service For Last 5 Years. If any individual has not performed services for any employer maintaining the plan during the 5-year period ending on the Determination Date, the accrued benefit or account of such individual shall not be taken into account.


               Section 8.4: Minimum Vesting Requirement. As the Plan's normal vesting schedule equals or exceeds the top-heavy vesting schedule, the normal vesting schedule shall continue to apply if the Plan becomes a Top-heavy Plan.


               Section 8.5:  Minimum Contribution Requirement.

               (a) If the Plan is a Top-heavy Plan, then in no event shall the Company's annual contribution on behalf of any Non-Key Employee be less than 3% of such Participant's Compensation. This minimum contribution shall be made even though, under the other provisions of the Plan, the Participant would not otherwise be entitled to a contribution on his or her behalf, or would have received a lesser contribution for the Plan Year, because of (i) the Participant's failure to complete 1,000 Hours of Service, (ii) the Participant's failure to make mandatory employee contributions to the Plan, or (iii) the Participant's exclusion from the Plan because such Participant's Compensation is less than the Plan's stated amount. Despite the foregoing, no minimum contribution needs to be made under this Section on behalf of a Participant who was not an Employee on the last day of the Plan Year.

               (b) For Plan Years beginning on or after January 1, 1985, any Company contribution that is attributable to a salary reduction or similar arrangement shall be considered for purposes of satisfying the minimum contribution required by this Section. For Plan Years beginning on or after January 1, 1989, elective contributions under Code Section 401(k) on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2), but such contributions on behalf of Non-Key Employees may not be treated as employer contributions for purposes of the minimum contribution or benefit requirements of Code Section 416.

               (c) If the Company maintains one or more qualified plans in addition to the Plan, and if the Plan is a Top-heavy Plan, then in accordance with the applicable Regulations, only one such plan need be designated by the Company to provide the minimum benefit provided for in this Section. However, if such multiple plans, including the Plan, include a Defined Benefit Plan and a Defined Contribution Plan, the 1.0 Rule (as it may be modified by the top-heavy plan transitional rule under Code Section 416(h)(3)) shall be in effect if, and only if, the following two requirements are satisfied:

                      (i) Minimum Benefit Requirement. The "3%" set forth in this Section shall be replaced by "4%".

                      (ii) The 90% Test. The sum of the Present Value of Accrued Benefits plus the Aggregate Accounts held for all Key Employees under the plans cannot exceed 90% of a similar sum determined for all participants.

For purposes of the 1.0 Rule, all references to "1.25" shall be replaced by "1.0," if either of the above additional requirements is not met.



                                   ARTICLE IX
                                   INVESTMENTS


               Section 9.1: Investment Of Company Contributions. The Plan is designed to invest primarily in Stock, and the Trustee is specifically authorized to invest up to 100% of the Trust's assets in Stock. All purchases of Stock shall be made at prices that, in the Committee's judgment, do not exceed the fair market value of the Stock, determined as required by Section 4.11 above. The Trustee may purchase Stock for cash or on terms, as directed by the Committee. Despite the foregoing, sufficient liquidity shall be maintained to meet the reasonably anticipated requirements of the Trust for payment of expenses of administration, investment and management and for distribution of benefits to Participants and Beneficiaries. To the extent the Trustee is not directed to acquire Stock, the Trustee may, subject to the direction of the Committee, invest and reinvest the Trust's assets, together with the income therefrom, in assets other than Stock to the extent consistent with preserving the Plan's status as an employee stock ownership plan as defined under Code
Section 4975(e)(7).


               Section 9.2: Leveraged Stock Authorized. The Committee shall have the power to direct the Trustee to borrow or raise money, in such amounts and under such conditions and terms as directed by the Committee, for the purpose of purchasing or otherwise acquiring Stock. Any such borrowing may be made from the Company, any shareholder in the Company, or from any other party. In connection with any such borrowing, and subject to any applicable margin requirement rule, regulation or statute, the Committee may direct the Trustee to issue its promissory note on behalf of the Trust. No person lending money to the Trustee shall be obligated to see to the application of the money lent or to inquire into the validity, expediency or propriety of such borrowing. Any such borrowing from the Company, or from any other "disqualified person" (as defined in Code Section 4975(e)(2)), or any other "party in interest" (as defined in ERISA Section 3(14)), shall be subject to the following provisions:

               (a) The proceeds of the loan shall be used (within a reasonable period of time after receipt) only to acquire Stock, to pay any charges or fees incurred in connection with the stock acquisition or loan, and/or to make payments under any such loan (including prior loans).

               (b) Other than the categories of assets specified in Subsection
(c) below, the loan shall be without recourse against the Plan or Trust. The only Trust assets which may be used as collateral for the loan shall be the Stock acquired with the proceeds of the loan or Stock used as collateral on a prior loan that was repaid with the current outstanding loan.

               (c) No person entitled to payment under the loan shall have any recourse, for any payments due under the loan, against any Plan assets other than the following categories of assets:

                      (i) Unallocated Leveraged Stock (whether or not collateralized) acquired with the proceeds of the loan and held in the Unallocated Stock Account (but only prior to the release therefrom and allocation to Participants' Accounts as provided under this Plan);

                      (ii) Company contributions (other than contributions of Stock) made to meet obligations under the loan;

                      (iii) Earnings attributable to the unallocated Leveraged Stock while held in the Unallocated Stock Account (including dividends thereon while held in the Unallocated Stock Account); and

                      (iv) Earnings attributable to the investment of the Company Contributions made to meet obligations under the loan.

Recourse against such assets shall be permissible to the extent allowed under applicable law governing creditor's remedies, but in no event to an extent greater than permitted under Subsection (d) below or such other applicable limitations as may be required in order for such loan transaction to qualify for the prohibited transaction exemption provided under Code Section 4975(d)(3).

               (d) The provisions of this Subsection (d) shall apply in case of a default in the repayment of the loan:

                      (i) In the event of a default, the value of Plan assets transferred to the lender in satisfaction of such loan shall not exceed the amount of the default.

                      (ii) If the lender is a disqualified person (as defined in Code Section 4975(e)(2)), a transfer of Plan assets upon default shall be made only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

                      (iii) For purposes of this Subsection (d), the making of a guarantee by the Company shall not be deemed to make the Company a lender; provided, however, that this provision shall not impose any personal liability on the Trustee.

               (e) The terms of the loan must provide that shares of Stock purchased with the proceeds of the loan shall be placed in the Unallocated Stock Account. The shares in the Unallocated Stock Account shall be released from the Unallocated Stock Account (and allocated to the Stock Accounts) as set forth above. Despite the foregoing, in addition to or in lieu of pledging the acquired Stock as collateral for the repayment of any loan, the Company may guarantee the repayment and/or may use Company assets to secure the repayment, and nothing herein shall require that the repayment of the loan be secured by Stock acquired with the proceeds thereof.

               (f) If the proceeds of a loan are used to acquire Leveraged Stock, the following items shall be accounted for separately in the books of account of the Plan until the loan is repaid:

                      (i) The contributions (other than contributions of Stock) that are made under the Plan to meet obligations under the loan;

                      (ii) The earnings attributable to unallocated Leveraged Stock (purchased with the proceeds of the loan) while held in the Unallocated Stock Account (including dividends thereon); and

                      (iii) Earnings attributable to the investment of the contributions made to meet obligations under the loan.

               (g) In the event that there shall be more than one class of Stock, the class or classes of Leveraged Stock acquired by the Trustee with the proceeds of the loan, and the relative proportions of the classes of Stock held by the Trustee, shall comply with any applicable requirements established pursuant to Regulations under Code Section 4975 so as to insure that the loan and/or the acquisition of Leveraged Company does not constitute a prohibited transaction within the meaning of the applicable provisions of the Code and ERISA.

               (h) The loan shall be primarily for the benefit of Participants and their Beneficiaries and shall bear no more than a reasonable rate of interest.

               (i) The Committee shall determine, and advise the Trustee with respect to, the amount of interest charges that are due from time to time by reason of any variable interest rate (or other similar provision) under any loan used by the Trustee to acquire Leveraged Stock. The Trustee may rely on the Committee's determination and directions with respect to the amount of the interest charges, and the Trustee shall be released from any and all liability attributable to its reliance thereon.

               (j) Any loan entered into by the Plan to purchase Stock shall be for a definite term, and shall not be payable upon demand of any person, except where there has been a default. Any such payment upon default shall be subject to the rules of Subsection (d) above.


               Section 9.3: Certain Nonterminable Provisions. Except as is expressly provided in the Plan with respect to any distributed Leveraged Stock that is not Freely Tradeable Stock, no such Leveraged Stock shall be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not at such time the Plan constitutes an employee stock ownership plan. The provisions of this Section shall not terminate notwithstanding that the loan used to acquire such Leveraged Stock shall be repaid or that the Plan ceases at any time to constitute an employee stock ownership plan.


               Section 9.4:  Diversification Of Stock.

               (a) Election By Qualified Participant. Despite any other provision of the Plan, each Participant who is a Qualified Participant may direct the Committee to distribute 25% of the value of the Participant's Stock Account balance, reduced by the amount of assets for which a prior election under this Section has been made. Such direction must be made within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Qualified Participant may direct the Committee to distribute 50% of the value of such account balance, reduced by the amount of assets for which a prior election under this Section has been made. The Qualified Participant's direction (i) shall be provided to the Committee in writing, and (ii) shall be effective no later than 180 days after the close of the Plan Year to which the direction applies.

               (b) Definitions. For the purposes of this Section, the following definitions shall apply:

                      (i) "Qualified Participant" shall mean a Participant who has attained age 55 and who has completed at least 10 years of participation in the Plan.

                      (ii) "Qualified Election Period" shall mean, with respect to any Participant, the six Plan Year period beginning with the first Plan Year in which the Participant first became a Qualified Participant.

               (c) Timing Of Distributions. At the election of the Qualified Participant, the Committee shall direct the Trustee to distribute the portion of the Participant's account that is covered by the election within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to the put option and right of first refusal requirements set forth in Article VII. This Subsection (c) shall apply despite any other provision of the Plan; provided, however, that if any distribution pursuant to this Section is in excess of $3,500, the Participant must consent to such distribution as set forth in the Plan.


               Section 9.5:  Voting Of Stock.

               (a) Effective January 18, 1991, if the Trustee holds any Stock with voting rights, the Trustee shall vote such stock as follows:

                    (i) When notice of a stockholders' meeting concerning such a corporate matter must be mailed to stockholders, the Committee shall cause to be prepared and delivered to each Participant and Beneficiary who has Stock allocated to his or her Account, a notice that:

                      (A) states the full number of shares of Stock allocated to the Participant's Account, and

                      (B) instructs the Trustee as to how the Trustee shall vote the shares at the meeting or adjournment concerning each such matter.

The Committee shall instruct each Participant and Beneficiary to complete and return the notice to the Trustee.

                   (ii) The Trustee shall vote all shares of Company stock allocated to the Accounts of Participants as instructed in the notice.

                  (iii) Regarding Stock for which the Trustee has not received a notice that sets forth a Participant's or Beneficiary's instructed votes within five days prior to such meeting, including all fractional shares of Stock and all shares of Stock held in the Unallocated Stock Account, the Trustee shall vote such shares as directed by the Committee.

               (b) The Committee shall in no event make any recommendation to any Participant regarding the exercise of the Participant's voting rights or any other rights under the provisions of this Section, nor shall the Committee make any recommendation as to whether any such rights should or should not be exercised by the Participant.

               (c) All rights (other than voting rights) of Stock held in the Trust shall be exercised in the same manner and to the same extent as provided above with respect to the voting rights of the Stock.



                                    ARTICLE X
                                  THE COMMITTEE


               Section 10.1:  Members.

               (a) The Committee shall consist of six members. Its members shall serve at the pleasure of the Board of Directors. A person so appointed shall become a member by filing a written notice of acceptance with the Board of Directors. A member of the Committee may resign by delivering a written notice of resignation to the Board of Directors. The Board of Directors may remove any member of the Committee by delivering a written notice of such removal to him or her. A resignation or removal shall be effective on the date specified in such notice or resolution. The Trustee shall be promptly notified by the Board of Directors of any change in the membership of the Committee, and shall be supplied with specimen signatures of each Committee member.

               (b) Vacancies in the membership of the Committee shall be filled promptly by the Board of Directors. If the Company is not in existence when a vacancy in the Committee membership arises, such vacancy shall be filled as follows, in the indicated order of priority:

               1st: The remaining member(s) of the Committee shall appoint new member(s) to fill all vacancies.

               2nd: A majority of the adults then entitled to benefits from the Plan shall appoint new member(s) to fill all vacancies. If such an adult is not able to participate in such appointment, then his or her spouse, if any, shall act for him or her. If there is no such spouse, then such adult's guardian or conservator shall act for him or her.

               3rd: If vacancies on the Committee are not filled pursuant to the foregoing, then a court of competent jurisdiction shall fill such vacancies. The Trust shall pay the expenses incurred in connection with such court appointment.


               Section 10.2:  Committee Action.

               (a) The Committee shall choose a Secretary and an Assistant Secretary (either of whom is referred to below as the "Secretary") who shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. Any action of the Committee shall be taken pursuant to the vote of a majority, or pursuant to the written consent of a majority, of its members. A quorum of the Committee shall consist of two members. The Secretary may sign any certificate or other document on behalf of the Committee. The Trustee and all other persons dealing with the Committee may conclusively rely upon any certificate or other document that is signed by the Secretary and that purports to have been duly authorized by the Committee.

               (b) A member of the Committee shall not vote or act upon any matter that relates solely to himself or herself as a Participant. If a matter arises affecting one member of the Committee as a Participant and the other members of the Committee are unable to agree on the disposition of such matter, the Board of Directors shall appoint a substitute member of the Committee in the place and stead of the affected member, for the sole purpose of passing upon and deciding that particular matter. If the Company is not in existence then, such substitute member of the Committee shall be appointed in the manner provided for in this Article when there is a vacancy in the Committee's membership.


               Section 10.3:  Rights And Duties.

               (a) Except as otherwise set forth in Subsections (b), (c) and (d) below, all fiduciary responsibility respecting the management or administration of the Plan and its assets are vested in the Committee, and the Committee shall be the Named Fiduciary with respect to the Plan's assets, and the "administrator" of the Plan as defined in Section 3(16)(A) of ERISA.

               (b) The Trustee shall (i) have custody of the Plan's assets, (ii) have the powers designated in the trust document, and (iii) be the Named Fiduciary with respect to the custody of the Plan's assets.

               (c) The Committee may designate one or more Investment Managers (including the Trustee, if the Trustee is authorized to be an Investment Manager) to manage the investment of the Plan's assets, and such Investment

Manager(s) shall be the Named Fiduciary with respect to the management and investment of the Plan's assets.

               (d) The Committee may designate one or more persons or entities to carry out any of its functions under the Plan, other than those of managing and controlling the Plan's assets, which may only be done pursuant to Subsections (b) or (c) immediately above.

               (e) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, and shall be charged with the general administration of the Plan, except to the extent that powers are retained by the Company. The Committee shall have the discretion and authority to interpret the Plan. The Committee's powers shall include (without limitation) the power:

                      (i) to determine all questions relating to the eligibility of Employees to participate in the Plan;

                      (ii) to determine, compute and certify to the Trustee the amount and kind of benefits payable to the Participants and their Beneficiaries;

                      (iii) to authorize all disbursements by the Trustee from the Trust;

                      (iv) to direct the Trustee with respect to all investments of the principal or income of the Trust and with respect to other matters concerning the Trust's assets;

                      (v) to maintain all the necessary records for the administration of the Plan, other than those maintained by the Trustee; and

                      (vi) to adopt, amend and interpret rules for the regulation of the Plan that are not inconsistent with its terms and the applicable law and Regulations.

               (f) Members of the Committee and other Fiduciaries shall discharge their duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of a like character and with like aims. Subject to any right of Participants to direct how their Accounts will be invested and other provisions of the Plan, the Committee shall diversify the Plan's investments so as to minimize the risk of large losses, unless, under the circumstances, it is clearly prudent not to do so, or unless the Plan specifically provides for the acquisition and holding of qualifying employer real property or securities, as defined in Sections 407(d)(4) and (5) of ERISA.

               (g) A member of the Committee or other Fiduciary shall be liable for a breach of fiduciary responsibility of another member or another Fiduciary only if:

                      (i) such member or Fiduciary participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other member or Fiduciary, knowing that such act or omission is a breach;

                      (ii) such member or Fiduciary has enabled such other member or Fiduciary to commit a breach by virtue of his or her failure to comply with the duty of care set forth above in the administration of such member's or Fiduciary's own responsibilities as a Fiduciary; or

                      (iii) such member or Fiduciary has knowledge of a breach by such other member or Fiduciary, unless such member or Fiduciary makes reasonable efforts under the circumstances to remedy such breach.


               Section 10.4: Information. To enable the Committee to perform its functions, the Company shall supply complete and timely information to the Committee on all matters relating to the compensation of all Participants, their employment, their retirement, death, or the cause for termination of employment, and such other pertinent information as the Committee may require. The Committee shall advise the Trustee of such of the foregoing information as may be pertinent to the Trustee's administration of the Trust.


               Section 10.5:  Compensation, Indemnity And Liability.

               (a) The members of the Committee shall serve without compensation for their services. No member of the Committee or other Fiduciary need be bonded, except as required by federal or state law or regulation. The Committee is authorized to employ such legal counsel or other persons as it may deem advisable to assist it in the performance of its duties under the Plan.

               (b) The Company shall indemnify and hold each member of the Committee harmless against any and all expenses and liabilities arising out of membership on the Committee, excepting only expenses and liabilities arising out of such member's own willful misconduct or gross negligence.


               Section 10.6: Administrative Expenses Of The Plan. All expenses of administering the Plan shall by paid by the Trustee and shall be a charge against the trust estate, except to the extent that such expenses may be paid by the Company. The expense of maintaining errors and omissions liability insurance, if any, covering members of the Committee, the Trustee, or any other Fiduciary shall be paid by the Company.

                                   ARTICLE XI
                            AMENDMENT AND TERMINATION


               Section 11.1: Amendments. The Company, through its Board of Directors, may amend the Plan from time to time, and may amend or cancel any such amendment. Each amendment must be set forth in a document that is signed by the Company, and the Plan shall be deemed to have been amended in the manner and at the time set forth in such document, and all Participants shall be bound by it. Despite the foregoing, any such amendment shall be subject to the following provisions:

               (a) No amendment shall be effective that attempts to cause any asset of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except for such changes, if any, that are required to permit the Plan to meet the applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company.

               (b) No amendment shall have any retroactive effect that would deprive any Participant of any benefit already vested, nor shall the vesting provisions of the Plan be amended, unless each Participant with at least 3 Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him or her, except for such changes, if any, that are required to permit the Plan to meet applicable requirements of the Code, or as may be made to assure the deductibility for tax purposes of any contribution by the Company. Any such election must be made during the period beginning with the date the amendment is adopted and ending 60 days after the latest of:

                      (i)   the date the amendment is adopted;

                      (ii)  the date the amendment becomes effective; or

                      (iii) the date on which the Participant receives written notice of the amendment from the Company or the Committee.

               (c) No amendment shall create or effect any discrimination in favor of Participants who are highly compensated Employees.

               (d) No amendment shall increase the duties or liabilities of the Trustee without the Trustee's written consent.

               (e) No amendment shall decrease any Participant's account balance or eliminate an optional form of distribution.

               Section 11.2:  Discontinuance Of Plan.

               (a) The Company expect that the Plan and the contributions under it will be continued indefinitely, and the Trust is irrevocable. However, continuance of the Plan is not assumed as a contractual obligation of the Company, and the Company, through their respective boards of directors, reserve the right to reduce, temporarily suspend, or discontinue contributions under the Plan if, and to the extent, permitted under ERISA or the Code. Upon a complete discontinuance of contributions, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. In addition, upon a partial termination (within the meaning of Code Section 411(d)(3)), the interest of each affected Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested.

               (b) The Company, through its Board of Directors, may terminate the Plan at any time upon delivering a written notice to the Trustee. Upon the Plan's termination, the interest of each Participant in each of his or her Accounts shall become 100% vested, if it is not already fully vested. Then the Trustee, at the direction of the Committee, shall, as is necessary, liquidate the Stock in the Unallocated Stock Account and use the net proceeds of such liquidation to pay any loan or installment obligation that was incurred to purchase Leveraged Stock. The net proceeds in excess of the amount used to repay such loan shall be allocated to the Participants' Cash Accounts as set forth in
Section 4.5(a)(i). The Trustee, at the direction of the Committee, shall also liquidate the Trust's assets other than Stock and allocate the net proceeds of such liquidated assets to the Participants' Cash Accounts, as set forth in
Section 4.5(a)(i).

               (c) The Plan shall automatically terminate upon the happening of any of the following events:

                      (i)   adjudication of the Company as a bankrupt;

                      (ii) general assignment by the Company to or for the benefit of creditors; or

                      (iii) dissolution of the business of the Company,

provided, however, that the Plan may be continued by any successor business organization or any business organization into which the Company is merged or consolidated that employs some or all of the Participants, if such business organization agrees with the Trustee in writing to accept the obligations of the Plan and to continue it in full force and effect in accordance with Section 13.10.

               Section 11.3: Failure To Contribute. The Company's failure to contribute to the Trust for any Plan Year shall not, of itself, be a discontinuance of contributions to the Plan.



                                   ARTICLE XII
                                CLAIMS PROCEDURE


               Section 12.1: Presentation Of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant's Participant's Account(s), or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant.


               Section 12.2: Notification Of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

               (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

               (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                      (i) the specific reason(s) for the denial of the claim, or any part of it;

                      (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                      (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                      (iv) an explanation of the claim review procedure set forth in Section 12.3.


               Section 12.3: Review Of A Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Board of Directors a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

               (a) may review pertinent documents;

               (b) may submit written comments or other documents; and/or

               (c) may request a hearing, which the Board of Directors, in its discretion, may grant.


               Section 12.4: Decision On Review. The Board of Directors shall render its decision on review promptly, and not later than 60 days after the review procedure begins, unless a hearing is held or other special circumstances require additional time, in which case the Board of Directors' decision must be rendered within 120 days after the review procedure. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

               (a) specific reasons for the decision;

               (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

               (c) such other matters as the Board of Directors deems relevant.



                                  ARTICLE XIII
                                  MISCELLANEOUS


               Section 13.1: Contributions Not Recoverable. Subject to the next two sentences, it shall be impossible for any part of the Trust's principal or income to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. Despite any other provision of the Plan, the Company shall be entitled to recover (within one year of the specified event):

               (a) any contribution made to the Trust if (i) the Commissioner of Internal Revenue, or his delegate, determines that the Plan and the Trust do not meet the applicable requirements of the Code upon their initial qualification, with the result that the Trust is not exempt from federal income tax, (ii) such contribution was conditioned on such initial qualification of the Plan and Trust, (iii) the application for determination of such initial qualification was made within the time prescribed by law for filing the Company's tax return for the taxable year in which the Plan and Trust was adopted, or such later date as the Secretary of the Treasury may prescribe, and (iv) such contribution is returned to the Company within one year after the date the initial qualification is denied;

               (b) any contribution by the Company that was made by a mistake of fact, provided that such a contribution is returned to the Company within one year of the contribution;

               (c) any contribution by the Company (or any portion of it) that was disallowed by the Internal Revenue Service as a deduction, provided that such contribution (or such portion of it), to the extent disallowed, is returned to the Company within one year of the disallowance of the deduction; and

               (d) upon termination of the Plan, any assets held in a suspense account pursuant to Section 4.6(c)(iii).

Subsections (b) and (c) above shall be operative only if, and to the extent, expressly authorized by the applicable Regulations, or a Revenue Ruling, Revenue Procedure, or other official promulgation of the Internal Revenue Service.


               Section 13.2: Limitation On Participants' Rights. Participation in the Plan and Trust shall not give any Employee the right to be retained in the Company's employ or any right or interest in the Trust other than as provided in the Plan. The Company reserves the right to dismiss any Employee without any liability for any claim against the Trust (except to the extent provided in the Plan) or against the Company. All benefits payable under the Plan shall be provided solely from the assets of the Trust.


               Section 13.3: Receipt Or Release. Any payment to any Participant or Beneficiary pursuant to the Plan shall, to the extent of it, be in full satisfaction of all claims against the Trustee, the Committee, the Board of Directors, and the Company, and the Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to sign a receipt and release to such effect.


               Section 13.4:  Nonassignability.

               (a) None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor and, in particular, they shall not be subject to attachment or garnishment or other legal process by any creditor. In addition, no Participant or Beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

               (b) Any restriction or prohibition against the assignment or alienation of benefits under the Plan shall not apply to a "qualified domestic relations order" ("QDRO"), as that term is defined in Code Section 414(p). To the extent provided in any QDRO, a former spouse of a Participant shall be treated as the spouse or surviving spouse of such Participant for all purposes under the Plan. Notwithstanding any other provision in this Plan, a lump sum distribution may be made to an alternate payee under a QDRO at any time after the Committee has determined that such QDRO satisfies the requirements of Code
Section 414(p) and Section 206(d) of ERISA, and regardless of whether or not the Participant who is a party to such QDRO is then eligible to receive a distribution under the Plan.


               Section 13.5: Governing Law. The Plan and the Trust shall be construed, administered, and governed in all respects under and by applicable federal law and, if they are not inconsistent with federal law, the laws of the State of California. If any provision is susceptible to more than one interpretation, the controlling interpretation shall be the one that is consistent with the Plan being a qualified plan under Code Section 401. If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the other provisions shall continue to be fully effective.


               Section 13.6: Headings. Headings and subheadings in the Plan are inserted for convenience of reference only, and they are not to be considered in construing the provisions of the Plan.


               Section 13.7: Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same document, which may be sufficiently evidenced by any one counterpart.


               Section 13.8: Successors And Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties to it, and their successors and assigns.


               Section 13.9: Gender And Number. As used in the Plan, the masculine, feminine and neuter gender, and the singular and plural number, each include the other(s), unless the context indicates otherwise.


               Section 13.10: Merger, Consolidation Or Transfer Of Plan Assets. The Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan (the "new plan") unless each Participant would receive in such new plan a benefit immediately after such merger, consolidation or transfer, if such new plan were then terminated, that is equal to, or greater than, the benefit he or she would have been entitled to receive immediately before such merger, consolidation or transfer, if the Plan had been terminated then.


               Section 13.11: Joinder Of Parties. In any action or other judicial proceeding affecting the Plan, it shall be necessary to join as parties only the Trustee, the Committee and the Company, and no Participant or other person having an interest in the Plan shall be entitled to any notice or service of process.


               Section 13.12: The Trust. This Plan and the Trust are both part of and constitute a single integrated employee benefit plan and trust and shall be construed together.


               Section 13.13: Participation By Affiliated Companies. Upon the written consent of the Board of Directors, any Affiliated Company may adopt the Plan. Any Affiliated Company that executes the Signature Page of the Plan shall, without the need for any further act, be deemed to have adopted the Plan with the consent of the Board of Directors.



                *     *     *     *     *     *     *     *     *

               The Company has signed the Plan on the date indicated below, to be effective as of the Effective Date.*

                                             "Company"

Dated: June 21, 1994.                        CATHAY BANCORP, INC.



                                             By /s/ DUNSON CHENG
                                                ------------------------------

                                              Its  President
                                                  ----------------------------



Dated:  June 21, 1994.                       CATHAY BANK



                                             By /s/ DUNSON CHENG
                                                ------------------------------

                                              Its  President
                                                  ----------------------------


* As amended by the First Amendment, dated as of October 21, 1994, and the Second Amendment, dated as of April 20, 1995, thereto.

                         EMPLOYEE STOCK OWNERSHIP TRUST

                                Table of Contents


                                                                           Page
                                                                           ----
Article I - Name and Definitions...........................................  1

           1.01  -    Name.................................................  1
           1.02  -    Definitions..........................................  1

Article II - General Administration........................................  2

           2.01  -    The Committee........................................  2
           2.02  -    Contributions........................................  3
           2.03  -    Trust Fund ..........................................  3

Article III - Powers and Duties of Trustee.................................  3

           3.01  -    Investment Directions................................  3
           3.02  -    Investment in Company Stock..........................  3
           3.03  -    Other Investments ...................................  5
           3.04  -    Management of Investments............................  5
           3.05  -    Nominees ............................................  6
           3.06  -    Distributions .......................................  6
           3.07  -    Loans................................................  7

Article IV - Insurance Contracts........................................... 11

           4.01  -    Types of Contracts................................... 11
           4.02  -    Ownership............................................ 11
           4.03  -    Beneficiary.......................................... 11

Article V - Trustee's Accounts............................................. 11

           5.01  -    Records.............................................. 11
           5.02  -    Annual Accounting.................................... 11
           5.03  -    Delegations of Duties................................ 12

                                                                                          Page
                                                                                          ----
Article VI  -  Amendment and Termination.................................................  12

           6.01  -    Permanency.........................................................  12
           6.02  -    Fund Recovery......................................................  12
           6.03  -    Amendments.........................................................  14
           6.04  -    Termination........................................................  14

Article VII  - Resignation or Removal of Trustee.........................................  15

           7.01  -    Procedure..........................................................  15
           7.02  -    Successor Trustee..................................................  15
           7.03  -    Settlement of Accounts.............................................  15

Article VIII - Controversies, Legal Actions and Counsel..................................  15

           8.01  -    Controversy........................................................  15
           8.02  -    Joinder of Parties.................................................  16
           8.03  -    Employment of Counsel..............................................  16

Article IX  -  Insurer...................................................................  16

           9.01  -    Insurer Not a Party................................................  16
           9.02  -    Authority of Trustee...............................................  16
           9.03  -    Contract Ownership.................................................  16
           9.04  -    Limitation of Liability............................................  16
           9.05  -    Change of Trustee..................................................  17
           9.06  -    Rules of the Insurer...............................................  17

Article X  -  Miscellaneous..............................................................  17

           10.01  -   Taxes..............................................................  17
           10.02  -   Third Persons......................................................  17
           10.03  -   Nonassignability...................................................  17
           10.04  -   The Plan...........................................................  17
           10.05  -   Applicable Law.....................................................  18
           10.06  -   Trustee's Fees.....................................................  18
           10.07  -   Notices and Directions.............................................  18
           10.08  -   Protective Provisions..............................................  18
           10.09  -   Spouse's Interest..................................................  19
           10.10  -   Gender and Number..................................................  19
           10.11  -   Headings...........................................................  19
           10.12  -   Counterparts.......................................................  19

                                   CATHAY BANK

                         EMPLOYEE STOCK OWNERSHIP TRUST

                         (PRO FORMA - INCORPORATING THE
                          FIRST AND SECOND AMENDMENTS
                                 TO THE TRUST)

           THIS TRUST AGREEMENT is entered into between the Employer and the Trustee, and evidences the trust portion of an Employee Stock Ownership Plan and Trust established by the Employer for the benefit of its eligible employees.

Article I  - Name and Definitions

1.01  -      Name  -  The name of this trust shall be:
                    CATHAY BANK
                    EMPLOYEE STOCK OWNERSHIP TRUST

             It is intended to qualify as a qualified employees' retirement trust under the appropriate provisions of the Internal Revenue Code.

1.02  -      Definitions

             (a)    "Anniversary Date":  December 31 of each year.

             (b)    "Committee": The Committee provided for in the Plan.

             (c)    "Company": Cathay Bank.

             (d) "Company Stock": Shares of any class of stock, preferred or common, voting or non-voting, which are issued by Cathay Bancorp, Inc.

             (e) "Contract": A policy issued by a life insurance company, with or without an insurance element.

             (f)    "Effective Date":   January 1, 1985.

             (g) "Employer": The Company; any successor assuming the obligations created herein, and any affiliated or subsidiary company which adopts this Trust and the Plan and with which the Company is privileged to file a consolidated income tax return under the Internal Revenue Code, even though no such return is actually filed.

             (h) "Exempt Loan": A loan which is made in accordance with the terms and provisions of this Trust and the Plan and which is made to the Trust by a person who is a "Disqualified Person" as defined in Section 4975(e)(2) of the Internal Revenue Code or a "Party in Interest" as defined in Section 408(e) of the Employee Retirement Income Security Act of 1974, or a loan to the Trust which is guaranteed by such a Disqualified Person or Party in Interest. For purposes of this Section:

                    (1) The term "loan" includes a direct loan of cash, a purchase-money transaction, and an assumption of an obligation of the Plan or Trust.

                    (2) The term "guarantee" includes an unsecured guarantee and the use of assets of a Disqualified Person or Party in Interest as collateral for a loan, even though the use of assets may not be a guarantee under applicable state law.

             (i) "Insurer": Any insurance company issuing a Contract for purposes of the Plan.

             (j) "Participant": An Employee of an Employer who is a "Participant" or "Inactive Participant" in the Plan as those terms are defined in the Plan.

             (k) "Plan": Cathay Bank Employee Stock Ownership Plan which includes the Plan and Trust Agreement.

             (l) "Trustee": The Corporation, person or persons signing this Trust as Trustee or any successor to such Trustee.

             (m) "Trust Fund": The fund held by the Trustee pursuant to the terms of this Trust and for the purpose of the Plan.

Article II - General Administration

2.01  -      The Committee - The Employer shall certify to the Trustee the names and specimen signatures of the members of the Committee acting from time to time. The Employer shall keep accurate books and records with respect to its employees, their service with the Employer and their compensation and shall certify the same to the Committee.

2.02  -      Contributions - The Employer shall make its contributions to the
             Trustee. Such contributions may be in Company Stock, cash or other property valued at fair market value and acceptable to the Trustee.

2.03  -      Trust Fund - The contributions received by the Trustee from the
             Employer shall be held and administered pursuant to the terms hereof without distinction between income and principal and without liability for the payment of interest thereon except as expressly provided herein. The Trustee shall have no duty or authority to compute any amount to be paid to it by the Employer, nor shall it be responsible for the collection of any contributions to the Trust
             Fund.

Article III -Powers and Duties of Trustee

3.01  -      Investment Directions - The Trustee shall effect and change investments of the Trust Fund only as directed in writing by the Committee; shall neither effect nor change any such investments without such direction, and shall have no right, duty or responsibility to recommend investments or investments changes.
             Provided, however, that the Trustee may deposit cash on hand from time to time in any bank or savings account, including the Trustee's own banking department, without such prior direction.
             Such direction by the Committee may be either, general or specific in its terms, and may be given on an "until revoked" basis.

3.02  -      Investment in Company Stock

             (a) The Trustee shall invest and reinvest all or any portion of the trust assets in Company Stock. The acquisition or sale of Company Stock shall be at fair market value and, if the acquisition or sale is between the Trustee and a "party in interest" as defined in Section 408(e) of the Employee Retirement Income Security Act of 1974 or between the Trustee and a "disqualified person" as defined in Section 4975(e)(2) of the Internal Revenue Code, then no commission may be charged to or paid by the Trustee with respect thereto.

             (b) In the event the Trustee invests any part of the Trust assets, pursuant to the directions of the Committee, in any securities issued or guaranteed by the Company or any subsidiary or affiliate of the Company, and the Committee thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which, in the opinion of the counsel for the Trustee, require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Company, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to affect such registration and/or qualification.

             (c) The Trustee shall vote all Company Stock held by it as part of the Trust assets as follows:

                    (1) Except as provided in Paragraph (2), the Trustee shall vote such stock at such time and in such manner as the Committee shall direct; provided, however, that if any agreement entered into by the Trustee provides for the voting of any shares of Company Stock pledged as security for any obligation of the Trust, then such shares of Company Stock shall be voted in accordance with such agreement. If the Committee shall fail or refuse to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock.

                    (2) Whenever a vote concerns a corporate matter involving a corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such other similar transaction as the Secretary of Treasury may prescribe in Regulations, then the Trustee shall vote Company Stock allocated to the Participant's Account as follows:

                           (A) When notice of a stockholders' meeting concerning such a corporate matter must be mailed to stockholders, the Committee shall cause to be prepared and delivered to each Participant, Inactive Participant and beneficiary who has Company Stock allocated to his or her Account, a notice that:

                                   (i) states the full number of shares of
                                       Company Stock allocated to the
                                       Participant's Account, and

                                   (ii) instructs the Trustee as to how the
                                        Trustee shall vote the shares at the
                                        meeting or adjournment concerning
                                        each such matter.

                                   The Trustee shall instruct each Participant, Inactive Participant and beneficiary to complete and return the notice to the Trustee.

                           (B) The Trustee shall vote all shares of Company stock allocated to the Accounts of Participants and Inactive Participants as instructed in the notice.

                           (C) Regarding Company Stock for which the Trustee has not received a notice that sets forth a Participant's or Inactive Participant's instructed votes within five days prior to such meeting, including all fractional shares of Company Stock and all shares of Company Stock held in a Suspense Account, the Trustee shall vote such shares in accordance with the directions of the Committee.

             (d) The Trustee shall not obligate itself to purchase shares of Company Stock, or any other security, from any particular security holder at an indefinite time determined upon the happening of an event, such as the death of such security holder.

3.03  -      Other Investments - The Trustee shall, as directed by the
             Committee, invest a portion of the trust assets in investments other than Company Stock. Such investments may include, without limiting the generality thereof, bonds, notes, mortgages, commercial paper, preferred stocks, common stocks, real property, personal property, insurance contracts, saving accounts (including savings accounts in the Trustee's own banking department), certificates of deposit, (including certificates of deposit issued by the Trustee's own banking department), any one or more common trust funds maintained by the Trustee and mutual funds.

3.04  -      Management of Investments - The Trustee shall hold all Plan assets, and subject to the approval of the Committee, the Trustee may sell, mortgage, pledge, lease or otherwise dispose of any securities or other property in the Trust at public or private sale; may vote any stocks, (including Company Stock) as prescribed in this Agreement or otherwise consent to or request any action on the part of the issuer in person or by proxy; may give general or specific proxies or powers of attorney with or without powers of substitutions; may participate in reorganizations, recapitalizations, consolidations, mergers and similar transactions with respect to Company Stock or any other securities; may deposit such Company Stock or other securities in any voting trust, or with any protective or like committee, or with a Trustee or with depositories designated thereby; may exercise any subscription rights and conversion privileges, may sue, defend, compromise, arbitrate or settle any suit or legal proceeding; and, generally may exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the Trust assets, all as the Committee may direct.

3.05  -      Nominees - The Trustee may register any securities or other property held by it hereunder in its own name or in the name of its nominees with or without the addition of words indicating that such securities are held in a fiduciary capacity, and may hold any securities in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

3.06  -      Distributions - The Trustee shall from time to time, upon the written direction of the Committee, make distributions from the Trust Fund to or for the benefit of such persons, in such number of shares of Company Stock and cash and for such purposes as may be specified in such directions. In directing the Trustee to make distributions, the Committee shall follow the provisions of the Plan and shall not direct that any distribution be made, either during the existence or upon discontinuance of the Plan, which would cause any part of the Trust Fund to be used for or diverted to purposes other than as provided in the Plan and in this Trust.

             (a) Where distribution is directed in Company Stock, the Trustee shall cause an appropriate stock certificate to be issued to the person entitled thereto and shall mail such certificate to the Employer for delivery to the Participant. Provided, however, that the Trustee shall comply with the provisions of the Plan and the regulations of the Committee relating to repurchase of such stock by the Trust or by the Company, and the legending of certificates for such stock to give notice of such repurchase provisions.

             (b) Any portion of a Participant's interest which is to be distributed in cash shall be paid by the Trustee's mailing its checks to the Company for delivery to the Participant.

             (c) Any undistributed portion of a Participant's interest shall be retained in the Trust until the Committee directs its distribution.

3.07  -      Loans - The Trustee is specifically authorized to borrow funds for the benefit of the Trust. Provided that all loans must be primarily for the benefit of the Participants and their beneficiaries and, notwithstanding any other provision of this Trust, all Exempt Loans to the Trust shall meet the following requirements:

             (a)    At the time the Exempt Loan is made:

                    (1) The interest rate for the Exempt Loan and the price of any Company Stock which is to be acquired with the proceeds of the Exempt Loan shall not be such as might drain the Trust of its assets; and

                    (2) The terms of the Exempt Loan, whether or not between independent parties, must be at least as favorable to the Trust as the terms of a comparable loan resulting from arms-length negotiations between independent parties.

             (b) The Exempt Loan must be for a specific term and not be payable at the demand of any person except in the case of default.

             (c) The proceeds of an Exempt Loan must be used within a reasonable time after their receipt by the Trustee only for any or all of the following purposes:

                    (1) To acquire Company Stock which is both common stock and publicly traded stock or, if not publicly traded stock, is common stock which has a combination of voting power and dividend rights equal to or in excess of:

                           (A) That class of common stock of the Employer having
                               the greatest voting power; and

                           (B) That class of common stock of the Employer
                               having the greatest dividend rights.

                    (2) To repay such Exempt Loan;

                    (3) To repay a prior Exempt Loan.

                    Except as provided in Sections 5.06 and 5.07 of the Plan, no Company Stock acquired with the proceeds of an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not the Plan is then an Employee Stock Ownership Plan.

             (d) The Exempt Loan must be without recourse against the Trust. The only assets of the Trust which may be given by the Trustee as collateral on an Exempt Loan shall consist of shares of Company Stock which have been acquired with the proceeds of the Exempt Loan or which were used as collateral on a prior Exempt Loan which has been repaid with proceeds of the current Exempt Loan. No person entitled to payment under the Exempt Loan shall have any right to any assets of the Trust other than:

                    (1)    Collateral given for the Exempt Loan;

                    (2) Contributions (other than contributions of Company Stock) that are made under the Plan to meet the Trust's obligations under the Exempt Loan; and

                    (3) Earnings attributable to such collateral and the investment of such contributions.

             (e) The payments made with respect to an Exempt Loan by the Trust during a Plan Year may not exceed an amount equal to the sum of:

                    (1) Contributions (other than contributions of Company Stock) that are made under the Plan to meet the Trust's obligations under the Exempt Loan; and

                    (2) Earnings attributable to the collateral given for the Exempt Loan and the investment of the contributions described in Subparagraph (1) of this Paragraph (e). Such contributions and earnings must be accounted for separately until the Exempt Loan is repaid.

             (f) In the event of default upon an Exempt Loan, the value of Trust assets transferred in satisfaction of the Exempt Loan must not exceed the amount of the default. In the event the lender is a "Disqualified Person" as defined in Section 4975(e)(2) of the Internal

                    Revenue Code, or "Party in Interest", as defined in Section 408(e) of the Employee Retirement Income Security Act of 1974, the loan must provide for a transfer of Trust assets only upon and to the extent of the failure of the Trust to meet the payment schedule of the Exempt Loan. For purposes of this Paragraph (b), the making of a guarantee does not make a person a lender.

             (g) The interest rate for an Exempt Loan must not exceed a reasonable rate of interest. In determining a reasonable rate of interest, all relevant factors shall be considered including the amount and duration of the loan, the security and guarantee (if any) involved, the credit standing of the Trust and the guarantor (if any), and the interest rate prevailing for comparable loans. Where these factors are considered, a variable interest rate may be reasonable.

             (h) An Exempt Loan must provide for the manner in which Trust assets used as collateral for the Exempt Loan are to be released from encumbrance and such provision must be in compliance with either the "General Rule" or the "Special Rule" as described below, as selected by the Committee.

                    (1) General Rule: For each Plan Year during the duration of the Exempt Loan, the number of shares released from encumbrance must equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction:

                           (A) The numerator of which is the amount of principal
                               and interest paid for the Plan Year; and

                           (B) The denominator of which is the sum of the
                               numerator plus the principal and interest to be paid for all future years.

                    (2)    Special Rule:

                           (A) For each Plan Year during the duration of the
                               Exempt Loan, the number of shares released from encumbrance must equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction:

                                     (i)  The numerator of which is the amount
                                          of principal paid for the Plan Year;
                                          and

                                    (ii)  The denominator of which is the sum
                                          of the numerator plus the principal
                                          to be paid for all future Years.

                           (B)     Anything herein to the contrary
                                   notwithstanding, the Special Rule described in this Paragraph (2) may only be utilized with respect to an Exempt Loan if:

                                     (i)  The Exempt Loan provides for annual
                                          payments of principal and interest
                                          at a cumulative rate which is not
                                          less rapid at any time than level
                                          annual payments of such amounts for
                                          10 years.

                                    (ii)  The interest included in any payment
                                          is disregarded only to the extent
                                          that it would be determined to be
                                          interest under standard loan
                                          amortization tables; and

                                   (iii)  The Exempt Loan provides that the
                                          General Rule described in Paragraph
                                          (1) above shall be the method utilized
                                          to determine the assets released from
                                          encumbrance from the time that, by
                                          reason of a renewal, extension or
                                          refinancing, the sum of the expired
                                          duration of the Exempt Loan, the
                                          renewal period, the extension period
                                          and the duration of a new Exempt Loan
                                          exceeds 10 years.

                    (3) In determining the number of shares to be released for any Plan Year under either the General Rule or the Special Rule:

                           (A) The number of future years under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods.

                           (B) If the Exempt Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made.

                           (C) If the collateral for an Exempt Loan includes more than one class of shares, the number of shares of each class to be released for a Plan Year must be determined by applying the applicable fraction provided for in either Subparagraph (1) or (2) of this Paragraph (h) to each such class.

Article IV  -  Insurance Contracts

4.01  -      Types of Contracts - In the event that the Trustee is directed by the Committee to invest part or all of the Trust Fund in Contracts, the type and amount thereof shall be specified by the Committee in accordance with the provisions of the Plan. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

4.02  -      Ownership - Each Contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such Contract or under the rules of the Insurer. The exercise by the Trustee of any incidents of ownership under any Contract shall be subject to the direction of the Committee.

4.03  -      Beneficiary - The Committee shall from time to time direct the
             Trustee in writing as to the designation of beneficiary under a contract for the death benefits payable thereunder and the Trustee shall file such designation with the Insurer.

Article V  -  Trustee's Accounts

5.01  -      Records - The Trustee shall maintain accurate records and detailed accounts of all investments, receipts, disbursements and other transactions hereunder. Such records shall be available at all reasonable times to inspection by the Employer or its authorized representative. The Trustee, at the direction of the Committee, shall submit to the Committee such reports or other information as the Committee may reasonably require.

5.02 -       Annual Accounting - As soon as practical following each
             Anniversary Date, the Trustee shall file with the Committee a written account setting forth a description of all assets purchased and sold, all receipts, disbursements and other transactions effected by it during the year ending with such Anniversary Date, and listing the assets held in the Trust Fund as of such Anniversary Date and indicating their values. The Trustee may conclusively rely without liability upon the valuation of Company Stock as determined by the Committee.

             (a) The Committee may approve such account either by written notice of approval delivered to the Trustee or by its failure to express written objection to such account delivered to the Trustee within 60 days after the date of which such account was delivered to the Committee.

             (b) Upon the approval of the account by the Committee the Trustee shall be released and discharged as to all items, matters and things set forth in such account as if such account had been settled and allowed by a decree of a court of competent jurisdiction.

             (c) In the absence of fraud or bad faith, the valuation of the Trust Fund by the Trustee shall be conclusive.

5.03  -      Delegation of Duties - The Employer or the Committee, or both, may at any time employ the Trustee as their agent to perform any act, keep any records or accounts and make any computations which are required of the Employer or the Committee by this Trust or the Plan. The Trustee may be compensated for such employment and such employment shall not be deemed to be contrary to this Trust.
             Nothing done by the Trustee as such agent shall change or increase its responsibility or liability as Trustee hereunder.

Article VI  -  Amendment and Termination

6.01  -      Permanency - It is the expectation of the Employer that this Trust and the Plan and the payment of contributions hereunder will be continued indefinitely but continuance of this Trust and the Plan is not assumed as a contractual obligation of the Employer. This
             Trust may be amended or terminated only as provided in this Article.

6.02  -      Fund Recovery - Except as provided in this Section, it shall be impossible for any part of the principal or income of the Trust to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their beneficiaries.


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
             (a) Notwithstanding anything in this Trust to the contrary, this Trust and the Plan are established and contributions thereto are made by the Employer on the condition precedent that the Trust and the Plan shall be initially approved and qualified by the Internal Revenue Service under the Internal Revenue Code and its Regulations with respect to employees' trusts so as to permit the Employer to deduct for income tax purposes the amount of its contributions to the Trustee and so that such contributions will not be taxable to the Participants as income. If it is determined by the Internal Revenue Service that this Trust and the Plan as applicable to the Employer are not so initially approved and qualified, then:

                    (1) The interest of all then living Participants and beneficiaries under this Trust shall cease and terminate to the same extent as though this Trust and the Plan had not been executed by the Employer; provided, that amounts previously distributed to such Participants and beneficiaries shall not be subject to return by them.

                    (2) The Trustee shall terminate all Contracts on the lives of Participants and shall, upon written direction by the Employer, and within one year after the denial of qualification of the Plan, pay all amounts realized therefrom together with all the balance of the Trust Fund in its hands to the Employer. This Trust shall thereupon terminate as to the Employer and the Trustee shall be discharged from all obligations hereunder.

                    (3) The Trustee shall recover from the Insurer, upon terms agreed to by the Insurer, all premiums paid on Contracts prior to the Employer's receipt of such adverse determination less any earned term charges made by the Insurer for any insurance coverage provided.

             (b) In the case of a contribution which is made by the Employer by a mistake of fact, the contribution shall be returned to the Employer within one year after the payment of the contribution.

             (c) If a contribution is conditioned upon the deductibility of the contribution under Section 404 of the Internal Revenue Code of 1954, then, to the extent the deduction is disallowed, the contribution shall be returned to the Employer (to the extent disallowed) within one year after the disallowance of the deduction.

6.03  -      Amendments

             (a) The Employer shall have the right to amend this Trust from time to time, and to amend or cancel any amendments.

             (b) Such amendments shall be set forth in an instrument in writing executed by the Employer and by the Trustee. Any amendment may be current, retroactive or prospective, in each case provided therein. Provided, however, that no amendment shall:

                    (1) Cause any of the assets of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants and their beneficiaries.

                    (2) Have any retroactive effect so as to deprive any Participant or his beneficiary of any benefit already vested, except that such changes may be made as are required by the Internal Revenue Service in order for the Trust to be initially approved and qualified under the Internal Revenue Code and its Regulations with respect to employees' trusts so as to permit the Employer to deduct for income tax purposes the amount of its contributions made to the Trust and so that such contributions will not be taxable to Participants as income.

                    (3) Create or effect any discrimination in favor of Participants who are highly compensated, who are officers of the Employer or who are stockholders of the Employer.

                    (4) Increase the duties or liabilities of the Trustee without its consent.

6.04  -      Termination - The Employer shall have the right to terminate its participation in this Trust by delivering written notice of termination to the Trustee. A termination by the Employer of the Plan shall not, in itself, effect a termination of this Trust. Upon any termination of this Trust, the Trust Fund shall be distributed by the Trustee as and when directed by the Committee. From and after the date of such termination and until final distribution of the Trust Fund, the Trustee shall continue to have all the


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
             powers provided herein as are necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

Article VII  -  Resignation or Removal of Trustee

7.01  -      Procedure

             (a) Resignation - Any Trustee may resign as Trustee by delivery of written notice of resignation to the Employer.

             (b) Removal - Any Trustee may be removed by the Employer's delivering written notice of removal to such Trustee.

             (c) Effective Time - Any resignation or removal shall take effect on the date specified in the notice, which date shall not be less than 60 days after the delivery thereof unless an earlier date shall be mutually agreed upon.

7.02  -      Successor Trustee - Upon any resignation or removal of Trustee, the
             Employer shall promptly appoint a successor Trustee. In the event of the failure to appoint such successor by the effective date of such resignation or removal, the Trustee on such effective date may, at its discretion, deliver to the Committee the entire Trust
             Fund whereupon, without further act, the then members of such Committee shall become the successor Trustee and, as such, shall be vested with all right, title, interest, powers and duties of the predecessor Trustee.

7.03  -      Settlement of Accounts - Upon the effective date of such
             resignation or removal of a Trustee, the former Trustee shall transfer all the Trust Fund to the Successor Trustee, whereupon such successor shall succeed to all of the powers and duties given to the Trustee herein. Upon such effective date, the resigning or removed Trustee shall render to the Committee an account in the form and manner prescribed for the annual accounting in Section
             5.02. The approval of such accounting and discharge of the Trustee or Trustee member shall be as provided in such Section.

Article VIII  -  Controversies, Legal Actions and Counsel

8.01  -      Controversy - If any controversy arises with respect to this Trust, the Trustee shall take action as directed by the Committee or, in the absence of such direction, as it deems advisable, whether by legal proceedings, compromise or otherwise. The Trustee may retain the funds or property involved without liability pending settlement of the controversy.
             If there are insufficient assets in the Trust to save the Trustee harmless with respect to any expenses or losses to which it may be subject, then the Trustee shall be under no obligation to take any legal action of whatever nature.

8.02  -      Joinder of Parties - In any action or other judicial proceedings affecting this Trust, it shall be necessary to join as parties only the Trustee, the Committee and the Employer, and no Participant or other persons having any interest in this Trust shall be entitled to any notice or service of process. Any judgment entered in such a proceeding or action shall be binding on all persons claiming under this Trust. Provided, however, that nothing in this Trust shall be construed as to deprive a Participant of his right to seek adjudication of his rights by a court of competent jurisdiction.

8.03  -      Employment of Counsel - The Trustee may consult with legal counsel
             (who may be counsel for an Employer) and shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of counsel.

Article IX  -  Insurer

9.01  -      Insurer Not a Party - The Insurer shall not be deemed to be a party to this Trust and its obligations shall be measured and determined solely by the terms of its Contracts and other agreements executed by it.

9.02  -      Authority of Trustee - The Insurer shall accept the signature of the Trustee to any documents or papers executed in connection with such Contracts. The signature of the Trustee shall be conclusive proof to the Insurer that the person on whose life an application is being made is eligible to have such Contract issued on his life and is eligible for a Contract of the type and amount requested.

9.03  -      Contract Ownership - The Insurer shall deal with the Trustee as the sole and absolute owner of such Contracts and shall have no obligation to inquire whether any action or failure to act on the part of the Trustee is in accordance with or authorized by the terms of this Trust.

9.04  -      Limitation of Liability - The Insurer shall be fully discharged from any and all liability for any action taken or any amount paid in accordance with the direction of the Trustee and shall have no obligation to see to the proper application of the amounts so paid.
             The Insurer shall have no
             liability for the operation of this Trust or the Plan, whether or not in accordance with their terms and provisions.

9.05  -      Change of Trustee - The Insurer shall be fully discharged from any and all liability for dealing with a party or parties indicated on its records to be the Trustee until such time as it shall receive at its home office written notice of the appointment and qualification of a successor Trustee.

9.06  -      Rules of the Insurer - Irrespective of any provision in this Trust, the rules of the Insurer shall govern any action taken by the Trustee with respect to any Contract.

Article X  -  Miscellaneous

10.01  -     Taxes - If the whole or any part of the Trust Fund shall become liable for the payment of any estate, inheritance, income or other tax which the Trustee shall be required to pay, the Trustee shall have full power to pay such tax out of any property in its hands for the benefit of the person whose interest hereunder is so liable. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary. The Trustee shall not be liable for any nonpayment of tax when it distributes an interest hereunder on directions from the Committee.

10.02  -     Third Persons - All persons dealing with the Trustee are released from inquiring into the decisions or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

10.03  -     Nonassignability - None of the benefits, payments claims or interest hereunder of any Participant nor of his beneficiary shall be subject to any claim of any creditor and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any Participant or his beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, payments, claims or interest which he may expect to receive, contingently or otherwise, under this Trust.

10.04  -     The Plan - This Trust and the Plan are both parts of a single, integrated employee benefit system and shall be construed together.
             In the event of any conflict between the terms of this Trust and of the Plan, such conflict shall be resolved in favor of this Trust.


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
10.05  -     Applicable Law - Except as provided by Section 514 of the Employee
             Retirement Income Security Act of 1974, this Trust shall be construed, administered and governed, under the laws of the state of residence of the Employer. If any provision of this Trust shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.06  -     Trustee's Fees - The Employer shall pay to the Trustee annually its expenses in administering this Trust and a reasonable compensation for its services as Trustee at a rate to be agreed upon from time to time. The Trustee shall have a lien on the Trust Fund for such compensation and for reasonable expenses (including counsel fees) and the same may be withdrawn from the Trust Fund unless paid by the Employer. Provided, however, that no person who serves as a Trustee and who already receives full-time pay from the Employer shall receive compensation from the Trust except for reimbursement of expenses properly and actually incurred.

10.07  -     Notices and Directions - Whenever a notice or direction is given by the Committee to the Trustee, it shall be signed in the name of the Committee as provided by the Plan. Actions by the Employer shall be by its board of directors, with such actions certified to the Trustee by, an appropriately certified copy of the action taken.
             The Trustee shall be protected in acting upon any such notice, resolution, order, certificate or other communication believed by it to be genuine and to have been signed by the proper party or parties.

10.08  -     Protective Provisions

             (a) In the event that this Trust and the Plan referred to herein, after initially qualifying as a tax exempt Trust Fund under Section 401 of the Internal Revenue Code of 1954, shall thereafter cease to be a qualifying trust by reason of some act or omission on the part of an Employer, the Employer agrees to indemnify the Trustee and hold the Trustee harmless against any liability it may incur for estate taxes as a result of payments made from the Trust to beneficiaries of deceased Participants after the Trust ceases to be a qualifying Trust.

             (b) Notwithstanding any other provisions contained in this agreement to the contrary, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities purchased of which notice was given prior to the purchase of such securities and shall have no obligation to exercise any such right unless the Trustee is advised in writing by the Committee both of the existence of the right and the desired exercise thereof within a reasonable time prior to the expiration of the right to exercise.

10.09  -     Spouse's Interest - The interest in the benefits hereunder of a spouse of a Participant, who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

10.10  -     Gender and Number - Words used in the masculine shall apply to the feminine where applicable, and when the context requires, the plural shall be read as the singular and the singular as the plural.

10.11 - Headings - Headings in this Trust are inserted for convenience of reference only and any conflict between such headings and the text shall be resolved in favor of the text.

10.12 - Counterparts - This Trust may be executed in an original and any number of counterparts, each of which shall be deemed to be an original of one and the same instrument.

               IN WITNESS WHEREOF the Employer and the Trustee have signed this Trust and the Trustee has accepted this Trust this 25th day of November, 1985.*

TRUSTEES                           EMPLOYER


/s/ GERALD T. DEAL                 By   /s/ DUNSON CHENG
---------------------------             ---------------------------
Gerald T. Deal

/s/ GEORGE CHING                        Dunson Cheng, President
---------------------------             ---------------------------
George Ching                            [Printed Name and Title]

/s/ DUNSON CHENG
---------------------------
Dunson Cheng


* As amended by the First Amendment, dated as of May 17, 1990, and the Second Amendment, dated as of January 18, 1991, thereto.

                                      -19-